Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                          DATED AS OF OCTOBER 10, 2006

                                      AMONG

                            WASHINGTON FEDERAL, INC.,

                      WASHINGTON FEDERAL ACQUISITION, INC.

                                       AND

                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I      CERTAIN DEFINITIONS.............................................1

     1.01      Certain Definitions.............................................1

ARTICLE II     THE MERGER......................................................7

     2.01      The Merger......................................................7

     2.02      Effective Date and Effective Time; Closing......................8

ARTICLE III    MERGER CONSIDERATION; EXCHANGE PROCEDURES.......................8

     3.01      Conversion of Shares............................................8

     3.02      Exchange Procedures.............................................9

     3.03      Dissenting Shares..............................................11

     3.04      FFSW Options...................................................11

     3.05      Bank Merger....................................................11

ARTICLE IV     ACTIONS PENDING ACQUISITION....................................11

     4.01      Forbearances of FFSW...........................................11

     4.02      No Fundamental Washington Federal Changes......................15

ARTICLE V      REPRESENTATIONS AND WARRANTIES.................................15

     5.01      Disclosure Schedules...........................................15

     5.02      Standard.......................................................16

     5.03      Representations and Warranties of FFSW.........................16

     5.04      Representations and Warranties of Washington Federal...........33

     5.05      Representations and Warranties of Merger Sub...................35

ARTICLE VI     COVENANTS......................................................36

     6.01      Reasonable Best Efforts........................................36

     6.02      Shareholder Approval...........................................36

     6.03      Proxy Statement................................................37

     6.04      Regulatory Filings.............................................38

     6.05      Press Releases.................................................38

     6.06      Access; Information............................................38

     6.07      Acquisition Proposals..........................................40

     6.08      Certain Policies...............................................41

     6.09      Indemnification................................................42

     6.10      Benefit Plans..................................................43

     6.11      Notification of Certain Matters................................44
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                                TABLE OF CONTENTS
                                   (Continued)

     6.12      Estoppel Letters...............................................44

     6.13      Assumption of Indenture Obligations............................44

     6.14      Antitakeover Statutes..........................................45

     6.15      Disposition of Certain Assets..................................45

     6.16      Regulatory Remediation.........................................45


ARTICLE VII    CONDITIONS TO CONSUMMATION OF THE MERGER.......................45

     7.01      Conditions to Each Party's Obligation to Effect the Merger.....45

     7.02      Conditions to Obligation of FFSW...............................46

     7.03      Conditions to Obligation of Washington Federal.................47

ARTICLE VIII   TERMINATION....................................................48

     8.01      Termination....................................................48

     8.02      Effect of Termination and Abandonment..........................49

ARTICLE IX     MISCELLANEOUS..................................................50

     9.01      Survival.......................................................50

     9.02      Waiver; Amendment..............................................51

     9.03      Counterparts...................................................51

     9.04      Governing Law..................................................51

     9.05      Expenses.......................................................51

     9.06      Notices........................................................51

     9.07      Entire Understanding; No Third Party Beneficiaries.............52

     9.08      Severability...................................................52

     9.09      Enforcement of the Agreement...................................53

     9.10      Interpretation.................................................53

     9.11      Assignment.....................................................53

     9.12      Alternative Structure..........................................53


ANNEX A        Form of Shareholder Agreement

ANNEX B        Form of Agreement of Plan of Merger and Liquidation

ANNEX C        Form of Bank Merger Agreement

ANNEX D        Form of Tenant Estoppel Letter

                                TABLE OF CONTENTS
                                   (Continued)

ANNEX E        Form of Landlord Estoppel Letter

ANNEX F        Form of Non-Compete, Non-Solicitation Agreement

ANNEX G        Form of Non-Solicitation Agreement

ANNEX E         Form of Landlord Estoppel Letter

ANNEX F         Form of Non-Compete, Non-Solicitation Agreement

ANNEX G         Form of Non-Solicitation Agreement

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of October 10, 2006, among Washington Federal, Inc. ("Washington Federal"), Washington Federal Acquisition, Inc. ("Merger Sub") and First Federal Banc of the Southwest, Inc. ("FFSW").

                                    RECITALS

     A.      Washington Federal. Washington Federal is a Washington corporation,
             ------------------
having its executive offices in Seattle, Washington.

     B.      FFSW. FFSW is a Delaware  corporation, having its executive offices
             ----
in Roswell,  New Mexico.

     C.      Merger Sub. Merger Sub is a Delaware corporation and a wholly owned
             ----------
 indirect subsidiary of Washington Federal.

     D.      Board Action. The respective Boards of Directors of Washington
             ------------
Federal, Merger Sub and FFSW have determined that it is in the best interests of their respective companies and their stockholders to consummate the Merger (as defined herein) provided for herein.

     E.      Shareholder Agreements.   As  a  material  inducement to Washington
             ----------------------
Federal to enter into this Agreement, and simultaneously with the execution of this Agreement, certain Shareholders (as defined herein) is entering into an agreement, in the form of Annex A hereto (collectively, the "Shareholder Agreements") pursuant to which they have agreed, among other things, to vote their shares of FFSW Common Stock (as defined herein) in favor of the approval and adoption of this Agreement.

     NOW,   THEREFORE,  in  consideration  of  the  premises and  of the  mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

        1.01     Certain Definitions.    The  following  terms are used  in this
                 -------------------
Agreement with the meanings set forth below:

        "Acquisition Proposal"  has  the meaning set  forth  in Section 6.07(a).

        "Agreement" means this Agreement and Plan of Reorganization, as amended or modified from time to time in accordance with Section 9.02.

        "Agreement and Plan of Merger and Liquidation" means the Agreement and Plan of Merger and Liquidation between FFSW and Washington Federal, the form of which is attached hereto to Annex B, as amended or modified from time to time in accordance with its provisions.

        "Bank Merger" has the meaning set forth in Section 3.05.

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        "Bank Merger Agreement" means the Agreement of Merger to be entered into by and between WFS and FFB, the form of which is attached hereto as Annex C  and
which  form   shall  be subject  to such changes  as  Washington  Federal  shall reasonably specify.

        "Bank  Secrecy  Act" means  the Bank  Secrecy Act of 1970, as amended.

        "Benefit  Plans" has the meaning set forth in Section 5.03(m)(i).

        "Burdensome Condition" has the meaning set forth in Section 7.01(b).

        "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U. S. Government or any day on which banking institutions in the States of New Mexico or Washington are authorized or obligated to close.

        "Certificate" means a certificate that immediately prior to the Effective Time evidenced shares of FFSW Common Stock.

        "Change in Control Benefit" has the meaning set forth in Section 5.03(m)(viii).

        "Change in Recommendation" has the meaning set forth in Section 6.02(a).

        "Closing" has the meaning set forth in Section 2.02(b).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.

         "Confidentiality Agreement" has the meaning set forth in Section
6.06(d).

         "Control Transaction" has the meaning set forth in Section
8.02(b)(ii).

         "Derivatives Contract" has the meaning set forth in Section
5.03(q)(ii).

         "DGCL" means the Delaware General Corporation Law.

         "Disclosure Schedule" has the meaning set forth in Section 5.01.

         "Dissenting Shares" has the meaning set forth in Section 3.03.

         "DOL" has the meaning set forth in Section 5.03(m)(i).

         "Effective Date" has the meaning set forth in Section 2.02(a).

         "Effective Time" has the meaning set forth in Section 2.02(a).

         "Employees" has the meaning set forth in Section 5.03(m)(i).

         "Environmental Laws" has the meaning set forth in Section 5.03(o).

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         "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.

         "Equity Investment" means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate, and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

         "Equity Security" means any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Exchange Agent" means an agent appointed by Washington Federal and reasonably acceptable to FFSW for the purpose of exchanging Certificates.

         "Exchange Fund" has the meaning set forth in Section 3.02(a).

         "Fair Housing Act" means the Fair Housing Act, as amended.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLB" means the Federal Home Loan Bank of Dallas.

         "FFB" means First Federal Bank, a federally chartered savings bank and wholly owned subsidiary of FFSW.

         "FFB Board" means the Board of Directors of FFB.

         "FFSW" has the meaning set forth in the preamble to this Agreement.

         "FFSW Articles" means the Certificate of Incorporation of FFSW, as amended.

         "FFSW Board" means the Board of Directors of FFSW.

         "FFSW Bylaws" means the Bylaws of FFSW, as amended.

                                       3
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         "FFSW Common Stock" means  the common stock, $0.01 par value per share, of FFSW.

         "FFSW Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes FFSW and its Subsidiaries and any predecessor of and any successor to FFSW (or to another such predecessor or successor).

         "FFSW Loan Property" has the meaning set forth in Section 5.03(o).

         "FFSW Meeting" has the meaning set forth in Section 6.02(a).

         "FFSW Options" means the options to acquire FFSW Common Stock issued under the FFSW Stock Option Plans.

         "FFSW Preferred Stock" means the preferred stock, $0.01 par value per share, of FFSW.

         "FFSW Stock Option Plans" means the First Federal Bank 1995 Stock Option Plan and the First Federal Banc of the Southwest, Inc. 2002 Stock Option and Incentive Plan.

         "GAAP" means generally accepted accounting principles and practices as in effect from time to time in the United States.

         "Governmental Authority" means any federal, state, local or foreign court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization.

         "Gross-Up Payment" has the meaning set forth in Section 5.03(m)(viii).

         "Hazardous Substance" has the meaning set forth in Section 5.03(o).

         "Indemnified Parties" and "Indemnifying Party" have the meanings set forth in Section 6.09(a).

         "Insurance Policies" has the meaning set forth in Section 5.03(v).

         "IRS" has the meaning set forth in Section 5.03(m)(i).

         "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

         "Liquidation" has the meaning set forth in Section 2.01(a).

         "Loans" has the meaning set forth in Section 4.01(s).

         "Material Adverse Effect" means (i) with respect to FFSW, any effect that is material and adverse to the financial condition, results of operations or business of FFSW and its Subsidiaries taken as a whole; provided,

                                       4
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however, that Material Adverse Effect shall not be deemed to include the  impact of (a) changes in banking,  savings  institution  and  similar  laws  of general
applicability  or  interpretations  thereof  by  Governmental   Authorities, (b)
changes in GAAP or regulatory accounting requirements applicable to banks, federal savings institutions and their holding companies generally, (c) changes in general economic conditions affecting banks and their holding companies generally, or (d) the effects of any action or omission taken with the prior written consent of Washington Federal or as otherwise required by this Agreement, provided that the effect of such changes described in clauses (a),
(b) and (c) shall not be excluded as a Material Adverse Effect to the extent of a materially disproportionate impact (if any) they have on FFSW and its Subsidiaries as a whole as measured relative to similarly situated companies in the savings institution industry, or (ii) with respect to FFSW or Washington Federal, any effect that would materially impair the ability of FFSW and its Subsidiaries or Washington Federal and its Subsidiaries, as the case may be, to perform their respective obligations under this Agreement, the Agreement and Plan of Merger and Liquidation or the Bank Merger Agreement on a timely basis or otherwise materially impede the consummation of the Transaction.

         "Material Contracts" has the meaning set forth in Section 5.03(k)(i).

         "Maximum Insurance Amount" has the meaning set forth in Section
6.09(c).

         "Measuring Date" has the meaning set forth in Section 7.03(f)(i).

         "Merger" has the meaning set forth in Section 2.01(a).

         "Merger Consideration" has the meaning set forth in Section 3.01(c).

         "Merger Sub" has the meaning set forth in the preamble to this Agreement.

         "National Labor Relations Act" means the National Labor Relations Act, as amended.

         "Option Merger Consideration" has the meaning set forth in Section
3.04.

         "OTS" means the Office of Thrift Supervision.

         "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

         "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

         "Previously Disclosed" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

         "Proxy Statement" has the meaning set forth in Section 6.03(a).

         "REO" means real estate owned.

         "Representatives" has the meaning set forth in Section 6.07(a).

                                       5
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         "Rights" means, with respect to any Person,  warrants, options, rights, convertible securities and other arrangements or commitments of any character that obligate the Person to purchase, issue or dispose of any of its capital stock or other ownership interests or other securities representing the right to purchase or otherwise receive any of its capital stock or other ownership interests.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Securities Documents" has the meaning set forth in Section 5.03(g)(i).

         "Shareholder Agreements" has the meaning set forth in the recitals to this Agreement.

         "Shareholders" means each director and executive officer of FFSW, except for Richard Kauzlaric.

         "Significant Subsidiaries" has the meaning ascribed to such term in Rule l-02 of Regulation S-X of the SEC.

         "Subsidiary" has the meaning ascribed to such term in Rule l-02 of Regulation S-X of the SEC.

         "Superior Proposal" has the meaning set forth in Section 6.07(a).

         "Surviving Corporation" has the meaning set forth in Section 2.01(a).

         "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

         "Tax Returns" means any return (including any amended return), declaration or other report (including elections, declarations, claims for refund, schedules, estimates and information returns) with respect to any Taxes (including estimated taxes).

         "Termination Fee" has the meaning set forth in Section 8.02(b).

         "Transaction"  means  the  Merger,  the  Liquidation   and   any  other
transactions contemplated by this Agreement.

         "Treasury Stock" means shares of FFSW Common Stock held by FFSW, other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

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
         "WBCA" means the Washington Business Corporation Act.

         "Washington Federal" has the meaning set forth in the preamble to this Agreement.

         "Washington Federal Benefit Plans" has the meaning set forth in Section 6.10(a).

         "Washington Federal Board" means the Board of Directors of Washington Federal.

         "WFS"  means  Washington  Federal  Savings   and  Loan  Association,  a
federally  chartered  savings  association  and   wholly  owned   subsidiary  of
Washington Federal.

         "WFS Board" means the Board of Directors of WFS.

                                   ARTICLE II

                                   THE MERGER

         2.01     The Merger.
                  -----------

         (a) The Merger. Subject to the terms  and conditions of this Agreement,
             ----------
at the Effective Time, Merger Sub shall merge with and into FFSW in accordance with the applicable provisions of the DGCL ( the "Merger"), the separate corporate existence of Merger Sub shall cease and FFSW shall survive and continue to exist as a corporation incorporated under the DGCL (FFSW, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). Immediately following the Merger, the Surviving Corporation will be merged and liquidated into
Washington Federal (the "Liquidation") in accordance with this Agreement and the Agreement and Plan of Merger and Liquidation.

         (b) Name. The name of the Surviving Corporation shall be "First Federal
             ----
Banc  of the Southwest, Inc."

         (c)  Certificate  of  Incorporation  and Bylaws.  The   certificate  of
              ------------------------------------------
incorporation and bylaws of the Surviving Corporation immediately after the Merger shall be the FFSW Articles and FFSW Bylaws as in effect immediately prior to the Merger.

         (d) Directors and Executive Officers of the Surviving Corporation.  The
             -------------------------------------------------------------
directors of the Surviving Corporation immediately after the Merger shall be the directors of Merger Sub immediately prior to the Merger. The executive officers of the Surviving Corporation immediately after the Merger shall be the executive officers of Merger Sub immediately prior to the Merger, each of whom shall serve until such time as their successors shall be duly elected and qualified.

         (e) Effect of the Merger. At  the  Effective  Time,  the  effect of the
             --------------------
Merger shall be as provided in the DGCL.

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
         (f) Additional Actions. If, at any time after the Effective  Time,  the
             ------------------
Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of FFSW or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, FFSW, Merger Sub and their proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

         2.02     Effective Date and Effective Time; Closing.
                  -------------------------------------------

         (a) Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause a certificate of merger relating to the Merger to be filed with the Secretary of State of the State of Delaware pursuant to the DGCL on (i) the fifth Business Day following such satisfaction or waiver, or (ii) such other date to which the parties may mutually agree in writing. The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein. The date of such filings is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time of such filings or as set forth in such filings.

         (b) A closing (the "Closing") shall take place at the offices of Patton Boggs LLP, 2550 M Street, NW, Washington, DC 20037, or at such other place as the parties may mutually agree upon, on the Effective Date. At the Closing, there shall be delivered to Washington Federal and FFSW the documents required to be delivered under Article VII hereof.

                                  ARTICLE III

                    MERGER CONSIDERATION; EXCHANGE PROCEDURES

         3.01     Conversion of Shares.   Subject  to  the  provisions  of  this
                  --------------------
Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

         (a) Outstanding Merger Sub Stock. Each share of common stock of Merger
             ----------------------------
Sub that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into one validly issued, fully paid and nonassessable share of the Surviving Corporation.

         (b) Treasury Stock. Each share of FFSW Common Stock held as Treasury
             --------------
Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

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
         (c) Effect on FFSW Common Stock. Subject to  Sections  3.03  and  6.16,
             ---------------------------
each share of FFSW Common Stock, except for shares of Treasury Stock, shall be converted, by virtue of the Merger, into the right to receive $24.14 in cash, without interest (the "Merger Consideration").

         3.02     Exchange Procedures.
                  -------------------

         (a) Immediately prior to the Effective Time, for the benefit of the holders of Certificates, Washington Federal shall deliver to the Exchange Agent an amount of cash sufficient to make all payments required to be made pursuant to this Article III, in exchange for Certificates representing outstanding shares of FFSW Common Stock in accordance with this Article III (such cash amount, the "Exchange Fund"). The Exchange Agent shall invest such deposited cash as directed by Washington Federal, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to Washington Federal.

         (b) As soon as reasonably practicable after the Effective Time (but in no event later than five (5) Business Days after the Effective Time), the Exchange Agent shall mail to each holder of record of a Certificate or Certificates, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of FFSW Common Stock represented by such Certificate or Certificates shall have been converted pursuant to Section
3.01. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent,together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, promptly after the Effective Time, the Merger Consideration. Until surrendered as contemplated by this Section 3.02(b), each Certificate (other than Certificates representing Treasury Stock and other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration provided in
Section 3.01 and any unpaid dividends and distributions on the shares of FFSW Common Stock represented thereby with a record date prior to the Effective Time and which remain unpaid at the Effective Time.

         (c) If payment of the Merger Consideration is to be made to a Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate form of assignment separate from the Certificate) and otherwise in proper form for transfer, and the Person requesting such payment shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the payment of the Merger Consideration to a Person other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable.

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
         (d) At and after the Effective Time, the stock transfer books of FFSW shall be closed and there shall be no transfers on the stock transfer books of FFSW of the shares of FFSW Common Stock which were issued and outstanding immediately prior to the Effective Time. At the Effective Time, holders of FFSW Common Stock shall cease to be, and shall have no rights as, shareholders of FFSW other than to receive the consideration provided under this Article III, subject to Section 3.03 of this Agreement. On or after the Effective Time, any Certificates presented to Washington Federal or the Exchange Agent for transfer shall be cancelled and, subject to Section 3.03, exchanged for the Merger Consideration as provided herein.

         (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of FFSW for nine months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Washington Federal. Any shareholders of FFSW who have not theretofore complied with Section 3.02(b) shall thereafter look only to Washington Federal for the Merger Consideration deliverable in respect of each share of FFSW Common Stock such shareholder holds as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates for shares of FFSW Common Stock are not surrendered or the payment for them is not claimed prior to the date on which the applicable Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Washington Federal (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Washington Federal and the Exchange Agent shall be entitled to rely upon the stock transfer books of FFSW to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Washington Federal and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         (f) Washington Federal (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of FFSW Common Stock such amounts as Washington Federal or the Exchange Agent are required to deduct and withhold under the Code or applicable law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of FFSW Common Stock in respect of which such deduction and withholding was made by Washington Federal.

         (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Washington Federal, the posting by such Person of a bond in such amount as Washington Federal may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

          3.03 Dissenting Shares. Each outstanding share  of  FFSW Common Stock,
               -----------------
the holder of which has perfected his right to dissent pursuant to Section 262 of the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. FFSW shall give Washington Federal prompt notice upon receipt by FFSW of any such written demands for payment of the fair value of such shares of FFSW Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the DGCL. If any holder of Dissenting Shares shall have effectively withdrawn or lost the right to dissent (through failure to perfect or otherwise), the Dissenting Shares held by such holder shall be converted on a share by share basis into the right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. Any payments made in respect of Dissenting Shares shall be made by Washington Federal or the Surviving Corporation.

        3.04 FFSW Options. At the Effective Time,  each  FFSW  Option  which  is
             ------------
outstanding, vested and unexercised immediately prior to the Effective Time, shall be canceled in exchange for the right to receive a single lump sum cash payment, equal to the product of (i) the number of shares of FFSW Common Stock subject to such FFSW Option immediately prior to the Effective Time, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such FFSW Option (the "Option Merger Consideration") less any applicable Taxes required to be withheld with respect to such payment. If the exercise price per share of any such FFSW Option is equal to or greater than the Merger Consideration, such FFSW Option shall be canceled without any cash payment being made in respect thereof. FFSW shall use its reasonable best efforts to obtain the written acknowledgment of each holder of a then-outstanding FFSW Option with regard to the cancellation of such FFSW Option and the payment therefor in accordance with the terms of this Agreement. Subject to the foregoing, the FFSW Stock Option Plans and all FFSW Options issued thereunder shall terminate at the Effective Time.

         3.05 Bank Merger. As soon as practicable after the execution of this
              -----------
Agreement,or on such later date as Washington Federal shall specify, Washington Federal and FFSW shall cause WFS and FFB to enter into the Bank Merger Agreement, which provides for the merger of FFB with and into WFS (the "Bank Merger"), in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement and as soon as practicable after consummation of the Merger (or on such later date as Washington Federal shall specify). The Bank Merger Agreement provides that the directors of WFS upon consummation of the Bank Merger shall be the directors of WFS immediately prior to the Bank Merger.

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

         4.01  Forbearances  of FFSW.  From  the date hereof until the Effective
               ---------------------
Time,  except as expressly  contemplated  or  permitted by this  Agreement or as

Previously Disclosed, without the prior written consent of Washington Federal, not to be unreasonably withheld, FFSW will not, and will cause each of its Subsidiaries not to:

             (a) Ordinary  Course.  Conduct  its  business  other  than  in  the
                 ----------------
ordinary and usualcourse consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Washington Federal the goodwill of the customers of FFSW and its Subsidiaries and others with whom business relations exist.

             (b) Capital Stock. Other than  pursuant  to  Rights  set  forth  on
                 -------------
Schedule 4.01(b)of FFSW's Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Rights.

             (c) Dividends; Etc. (i) Make, declare, pay or set aside for payment
                 --------------
any dividend on or in respect of, or declare or make any distribution on, any shares of FFSW capital stock, other than (1) a cash dividend of $0.07 per share to be declared in September 2006 and paid in October 2006 to holders of FFSW Common Stock, (2) to the extent the Merger is not consummated by January 10, 2007, a cash dividend of $0.07 per share which shall be declared and paid during January 2007, or (3) dividends from wholly owned Subsidiaries of FFSW to FFSW or
(ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

             (d) Compensation;  Employment Agreements;  Etc. Enter into or amend
                 ------------------------------------------
or renew any employment, consulting, severance, change in control, bonus, salary continuation or other similar agreements or arrangements with any director, officer or employee of FFSW or its Subsidiaries or grant any salary or wage increase or award any incentive or other bonus payment or increase any employee benefit (including incentive or bonus payments), except for (i) changes that are required by applicable law, and (ii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(d) of FFSW's Disclosure Schedule.

             (e) Hiring. Hire any person as an employee of FFSW or  any  of  its
                 ------
Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of FFSW's Disclosure Schedule and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of FFSW or a Subsidiary of FFSW, and who are not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the Transaction or consummation thereof.

             (f)  Benefit  Plans.   Enter  into,  establish,   adopt,  amend  or
                  --------------
terminate, or make any contributions to (except (i) as may be required by applicable law, (ii) for contributions to FFSW's defined contribution Benefit Plan in the ordinary course and consistent with prior practice or (iii) to satisfy contractual obligations existing as of the date hereof and set forth on
Schedule 4.01(f) of FFSW's Disclosure Schedule), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of FFSW or its Subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

             (g) Dispositions.  Except  as  required  by  this  Agreement, sell,
                 ------------
transfer, mortgage, license, encumber or otherwise dispose of or discontinue any of its assets, rights, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to FFSW and its Subsidiaries taken as a whole.

             (h) Acquisitions. Acquire (other than by  way  of  foreclosures  or
                 ------------
acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities (other than as permitted by Section 4.01(r)), deposits or properties of any other entity.

             (i) Capital Expenditures. Make any capital expenditures other  than
                 --------------------
those identified on Schedule 4.01(i) of FFSW's Disclosure Schedule and other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $10,000 individually or $50,000 in the aggregate.

             (j) Governing Documents. Amend the FFSW Articles or the FFSW Bylaws
                 -------------------
or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of FFSW or enter into a plan of consolidation, merger, share exchange or reorganization with any person (other than consolidations, mergers or reorganizations solely among wholly owned Subsidiaries of FFSW), or a letter of intent or agreement in principle with respect thereto.

             (k) Accounting  Methods.  Implement  or  adopt  any  change  in its
                 -------------------
accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

             (l) Contracts. Except as otherwise  permitted  under  this  Section
                 ---------
4.01, enter into, cancel, fail to renew or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

             (m) Claims. Enter into any  settlement  or similar  agreement  with
                 ------
respect to any action, suit, proceeding, order or investigation to which FFSW or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by FFSW or any of its Subsidiaries of an amount which exceeds $10,000 and/or would impose any material restriction on the business of FFSW or any of its Subsidiaries or create precedent for claims that are reasonably likely to be material to FFSW and its Subsidiaries taken as a whole.

             (n)  Banking  Operations.  Enter  into  any  new  material  line of
                  -------------------
business; introduce any material new products or services; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered "high risk" under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office servicing center or other facility other than those identified on Schedule 4.01(n) of FFSW's Disclosure Schedule.

             (o) Marketing.  Introduce  any material  marketing campaigns or any
                 ---------
material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to Washington Federal prior to the date hereof).

             (p) Derivatives Contracts. Enter into any Derivatives Contract.
                 ---------------------

             (q) Indebtedness. Incur any indebtedness for borrowed money  (other
                 ------------
than deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank borrowings that mature within 90 days and that have no put or call features and securities sold under agreements to repurchase that mature within 90 days, in each case in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.

             (r) Investment   Securities.   Acquire  (other   than   by  way  of
                 -----------------------
foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or Equity Investment other than federal funds or United States Government securities or United States Government agency securities, in each case, with a term of 90 days or less.

             (s) Loans.   (A)  Make,  renew  or  otherwise modify any loan, loan
                 -----
commitment, letter of credit or other extension of credit (collectively, "Loans"), other than Loans made or acquired in the ordinary course of business consistent with past practice which have (y) in the case of non-real estate secured loans that are originated in compliance with the entity's internal loan policies, a principal balance not in excess of $250,000 and, (z) in the case of real estate secured loans that are originated in compliance with the entity's internal loan policies, a principal balance not in excess of $1.0 million; (B) take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause
(A) above; or (C) enter into any Loan securitization or create any special purpose funding entity.

             (t) Investments in Real Estate.  Make  any investment or commitment
                 --------------------------
to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

             (u)  Adverse  Actions.  Take  any  action  that  is  intended or is
                  ----------------
reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement, the Agreement and Plan of Merger and Liquidation or the Bank Merger Agreement, in either case, except as may be required by applicable law or regulation.

             (v) Tax Elections. Make or change any material Tax election, settle
                 -------------
or compromise any material Tax liability of FFSW or any of its Subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes of FFSW or any of its Subsidiaries, enter into any closing agreement with respect to any material amount of Taxes or surrender any right to claim a material Tax refund, adopt or change any method of accounting with respect to Taxes, or file any amended Tax Return.

             (w) Antitakeover Statutes.  Take  any  action  (i) that would cause
                 ---------------------
this Agreement or the Transaction to be subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (ii) to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than Washington Federal or its Subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.

             (x) Commitments. Enter  into  any  contract  with  respect  to,  or
                 -----------
otherwise agree or commit to do, any of the foregoing.

     4.02  No  Fundamental  Washington  Federal  Changes.  Except  as  expressly
           ---------------------------------------------
contemplated or permitted by this Agreement or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, Washington Federal shall not, without the prior written consent of FFSW (which consent shall not be unreasonably withheld), (i) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied, (ii) take any action or fail to take any action which would reasonably be expected to materially and adversely impair or delay consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement or
(iii) agree to, or make any commitment to, take any of the actions prohibited by this Section 4.02.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01  Disclosure  Schedules.  On or  prior  to the  date  hereof,  FFSW has
           ---------------------
delivered to Washington Federal a schedule and Washington Federal has delivered to FFSW a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV or Article VI; provided, however, the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

     5.02 Standard. Solely for purposes of determining whether the condition set
          --------
forth in Section 7.02(a) or 7.03(a), as the case may be, has been satisfied (and without otherwise qualifying any representation or warranty made on the date hereof), no representation or warranty of FFSW or Washington Federal contained in Sections 5.03 or 5.04, respectively, other than the representations and warranties set forth in Section 5.03(b), the last sentence of Section 5.03(m)(vi), and Section 5.03(m)(viii), which shall be true in all material respects, shall be deemed untrue or incorrect for purposes of Section 7.02(a) or 7.03(a), and no party hereto shall be deemed to have breached a representation or warranty for purposes of such Sections, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Sections 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

     5.03  Representations and Warranties of FFSW. Subject to Section 5.01, FFSW
           --------------------------------------
hereby represents and warrants to Washington Federal:

             (a) Organization, Standing and Authority.  FFSW  is duly organized,
                 ------------------------------------
validly existing and in good standing under the laws of the State of Delaware. FFSW is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on FFSW. FFSW has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The copies of the FFSW Articles and FFSW Bylaws which have previously been made available to Washington Federal are true, complete and correct copies of such documents as in effect on the date of this Agreement. The minute books of FFSW and each of its Subsidiaries previously made available to Washington Federal contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken of their respective stockholders and Board of Directors (including committees of their respective Boards of Directors) through the date hereof.

             (b) FFSW  Capital  Stock.  The authorized  capital  stock  of  FFSW
                 --------------------
consists solely of 6,000,000 shares of FFSW Common Stock, of which 3,992,453 shares are issued and outstanding as of the date hereof, and 500,000 shares of FFSW Preferred Stock, of which no shares are issued and outstanding as of the date hereof. As of the date hereof, 320,592 shares of FFSW Common Stock were held in treasury by FFSW or otherwise directly or indirectly owned by FFSW. The outstanding shares of FFSW Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of FFSW Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.03(b) of FFSW's Disclosure Schedule sets forth for each FFSW Option the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of FFSW Common Stock subject to each FFSW Option, the number of shares of FFSW Common Stock subject to FFSW Options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentence, there are no shares of FFSW Common Stock reserved for issuance, FFSW does not have any Rights issued or outstanding with respect to FFSW Common Stock and FFSW does not have any commitment to authorize, issue or sell any FFSW Common Stock or Rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of FFSW may vote are outstanding. No Equity Securities have been issued or authorized for issuance by FFSW from June 30, 2006 through the date hereof.

             (c) Subsidiaries.
                 ------------

                        (i) (A) FFSW has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as set forth in Section 5.03(c)(i) of FFSW's Disclosure Schedule, FFSW owns, directly or indirectly, all the issued and outstanding Equity Securities of each of its Subsidiaries, (C) no Equity Securities of any of its Subsidiaries are or may become required to be issued (other than to FFSW) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its Equity Securities (other than to FFSW or any of its wholly owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to FFSW's rights to vote or to dispose of such securities and (F) all the Equity Securities of FFSW's Subsidiaries held by FFSW or its Subsidiaries are fully paid and nonassessable and are owned by FFSW or its Subsidiaries free and clear of any Liens. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of any of the FFSW Subsidiaries may vote are outstanding.

                        (ii) Except as set forth in Section 5.03(c)(ii) of FFSW's Disclosure Schedule and except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, ownership interests in FFSW's Subsidiaries and stock in the FHLB, FFSW does not own beneficially, directly or indirectly, any Equity Securities or similar interests of any Person or any interest in a partnership or joint venture of any kind.

                        (iii) Each of FFSW's Subsidiaries has been duly organized, is validly existing and, with respect to each FFSW Subsidiary other than FFB, is in good standing, in each case under the laws of the jurisdiction of its organization, and is duly licensed or qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on FFSW. Each of FFSW's Subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

                        (iv) The deposit accounts of FFB are insured by the FDIC, in the manner and to the maximum extent provided by applicable law, and FFB has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

             (d) Corporate Power.  Each  of  FFSW  and its  Subsidiaries has the
                 ---------------
corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and FFSW has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Agreement and Plan of Merger and Liquidation and to consummate the Transaction and to cause FFB to consummate the Bank Merger Agreement, and FFB has the corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement, in each case, subject to receipt of all necessary approvals of Governmental Authorities and the approval by FFSW's stockholders of this Agreement.

             (e) Corporate Authority. Subject to the approval  of this Agreement
                 -------------------
by the holders of the outstanding FFSW Common Stock, this Agreement, the Agreement and Plan of Merger and Liquidation and the Transaction and the Bank Merger and Bank Merger Agreement have been authorized by all necessary corporate action of FFSW and FFB and the FFSW Board and the FFB Board on or prior to the date hereof and the FFSW Board has recommended that stockholders of FFSW adopt this Agreement and directed that such matter be submitted for consideration by FFSW's stockholders at the FFSW Meeting. FFSW has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Washington Federal and Merger Sub, this Agreement is a valid and legally binding obligation of FFSW, enforceable in accordance with its terms (except as
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

             (f) Regulatory Approvals; No Defaults.
                 ---------------------------------

                        (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by FFSW or any of its Subsidiaries in connection with the execution, delivery or performance by FFSW of this Agreement and the Agreement and Plan of Merger and Liquidation and by FFB of the Bank
Merger Agreement, or to consummate the Transaction, except as Previously Disclosed and except for (A) filings of applications or notices, and articles of combination with, and approvals or waivers by, the OTS, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of FFSW Common Stock, (C) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL with respect to the Merger, (D) the filing of articles of merger with the Secretary of State of the State of Washington pursuant to the WBCA and a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, in each case with respect to the Liquidation and (E) the approval of this Agreement by the holders of a majority of the outstanding shares of FFSW Common Stock.

                        (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement, the Agreement and Plan of Merger and Liquidation and the Bank Merger Agreement by FFSW and FFB, as applicable, and the consummation of the Transaction do not and will not (A) except as Previously Disclosed, constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of FFSW or any of its Subsidiaries or to which FFSW or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the FFSW Articles, the FFSW Bylaws or similar governing documents of FFSW's Subsidiaries or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

             (g) Financial Reports; Undisclosed Liabilities; Internal Controls.
                 -------------------------------------------------------------

                        (i) FFSW's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to September 30, 2002 with the SEC (collectively, FFSW's "Securities Documents"), as of the date filed or to be filed and as amended prior to the date hereof, (A) complied or will comply in all material respects as to form with the applicable regulations of the SEC as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the consolidated statements of financial condition contained in any such Securities Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of FFSW and its Subsidiaries as of its date, and each of the consolidated statements of income, stockholders' equity and cash flows or equivalent statements in such Securities Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders' equity and cash flows of FFSW and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein. Each of such financial statements (including any related notes and schedules thereto) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of FFSW and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                        (ii) FFSW has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since September 30, 2002. None of FFSW's Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. FFSW has made available to Washington Federal true, correct and complete copies of all written correspondence between the SEC, on the one hand, and FFSW and any of its Subsidiaries, on the other hand, occurring since September 30, 2002. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to FFSW's Securities Documents. To the knowledge of FFSW, none of the FFSW's Securities Documents is the subject of ongoing SEC review or outstanding SEC comment.

                        (iii) Except as set forth on the statement of financial condition of FFSW dated as of June 30, 2006 and included in FFSW's Securities Documents filed prior to the date hereof, neither FFSW nor any of its Subsidiaries has any material liability (whether absolute, contingent or accrued or otherwise and whether due or to become due) other than liabilities incurred after June 30, 2006 in the ordinary course of business consistent with past practice and, to FFSW's knowledge, there is no existing condition, event or circumstance which could result in any such material liability in the future other than the sale of certain assets required by this Agreement.

                        (iv) Since June 30, 2006, (A) FFSW and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice, (B) except as Previously Disclosed, neither FFSW nor any of its Subsidiaries has taken nor permitted or entered into any contract with respect to, or otherwise agreed or committed to do or take, any of the actions set forth in Section 4.01 and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to FFSW.

                        (v) No agreement pursuant to which any loans or other assets have been or shall be sold by FFSW or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by FFSW or its Subsidiaries, to cause FFSW or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against FFSW or its Subsidiaries. Section 5.03(g)(v) of FFSW's Disclosure Schedule sets forth all cash, stock or other dividend or any other distribution with respect to the capital stock of FFSW or any of its Subsidiaries that has been declared, set aside or paid for the past two years, as well as all shares of capital stock of FFSW that have been purchased, redeemed or otherwise acquired, directly or indirectly, by FFSW or any of its Subsidiaries for the past two years.

                        (vi) The records, systems, controls, data and information of FFSW and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of FFSW or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 5.03(g)(vi). FFSW (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to FFSW, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of FFSW by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to

FFSW's outside auditors and the audit committee of the FFSW Board (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect FFSW's ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in FFSW's internal controls over financial reporting. These disclosures were made in writing by management to FFSW's auditors and audit committee and a copy has previously been made available to Washington Federal. The Chief Executive Officer and the Chief Financial Officer of FFSW have signed, and FFSW has furnished to the SEC, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or 18 U.S.C. ss. 1350; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither FFSW nor any of its officers has received notice from any Governmental Authorities questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

                        (vii) Since the enactment of the Sarbanes-Oxley Act, (i) neither FFSW nor any of its Subsidiaries nor, to the knowledge of FFSW, any director, officer, employee, auditor, accountant or representative of FFSW or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of FFSW or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that FFSW or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing FFSW or any of its Subsidiaries, whether or not employed by FFSW or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by FFSW or any of its Subsidiaries or their respective officers, directors, employees or agents to the FFSW Board or any committee thereof or, to the knowledge of FFSW, to any director or officer of FFSW.

             (h) Legal Proceedings.   Except   as   Previously   Disclosed,   no
                 -----------------
litigation, arbitration, claim or other proceeding before any court or governmental agency is pending against FFSW or any of its Subsidiaries and, to FFSW's knowledge, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding. Neither FFSW nor any of its Subsidiaries nor any of their respective properties is a party to or subject to any order, judgment, decree or regulatory restriction that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect with respect to FFSW.

             (i) Regulatory Matters.
                 ------------------

                        (i) Neither FFSW nor any of its Subsidiaries nor any of
their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor has FFSW or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority. FFSW and its Subsidiaries have paid all assessments made or imposed by any Governmental Authority.

                        (ii) Except as Previously Disclosed, neither FFSW nor any of its Subsidiaries has been advised by, nor does it have any knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission or any request for the adoption of any policy, procedure or board resolution.

                        (iii) (A) Except as Previously Disclosed, no Governmental Authority has initiated since September 30, 2001 or has pending any proceeding, enforcement action or, to the knowledge of FFSW, investigation or inquiry into the business, operations, policies, practices or disclosures of FFSW or any of its Subsidiaries (other than normal examinations conducted by a Governmental Authority in the ordinary course of the business of FFSW and its Subsidiaries), or, to the knowledge of FFSW, threatened any of the foregoing, and (B) there is no unresolved violation, criticism, comment or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of FFSW or any of its Subsidiaries.

                        (iv) The most recent regulatory rating given to FFB as to compliance with the Community Reinvestment Act is "outstanding." To the knowledge of FFSW, since the last regulatory examination of FFB with respect to Community Reinvestment Act compliance, FFB has not received any complaints as to Community Reinvestment Act compliance.

             (j) Compliance With Laws. Each of FFSW and its Subsidiaries:
                 --------------------

                        (i) except as Previously Disclosed, is and at all times since September 30, 2002 has been in material compliance with all applicable federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees or policies and/or guidelines of any Governmental Authority applicable thereto or to the employees conducting such businesses, including, without limitation, Sections 23A and 23B of the Federal Reserve Act and OTS regulations pursuant thereto, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA PATRIOT Act, all other applicable fair lending laws and other laws relating to discriminatory business practices and Environmental Laws and all posted and internal policies of FFSW and its Subsidiaries relating to customer data, privacy and security;

                        (ii) has and at all times since September 30, 2002 has had all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to FFSW's knowledge, no suspension or cancellation of any of them is threatened; and

                        (iii) except as Previously Disclosed, has received, since September 30, 2001, no notification or communication from any Governmental Authority (A) asserting that FFSW or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such

Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to FFSW's knowledge, do any grounds for any of the foregoing exist).

             (k) Material Contracts; Defaults.
                 ----------------------------

                        (i) Except for documents  listed as  exhibits to  FFSW's
Securities Documents, neither FFSW nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any of its directors, officers, employees or consultants, (B) which would entitle any present or former director, officer, employee or agent of FFSW or any of its Subsidiaries to indemnification from FFSW or any of its Subsidiaries,
(C) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (D) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on 60 days or less notice and involving the payment or value of more than $20,000 per annum,
(E) which is with or to a labor union or guild (including any collective bargaining agreement), (F) which relates to the incurrence of indebtedness (other than deposit liabilities, advances and loans from the FHLB, and sales of securities subject to repurchase, in each case in the ordinary course of business), (G) which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or businesses of FFSW or its Subsidiaries, (H) which involves the purchase or sale of assets with a purchase price of $100,000 or more in any single case or $250,000 in all such cases, other than purchases and sales of investment securities and loans in the ordinary course of business consistent with past practice, (I) which is a consulting agreement, license or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involve the payment of $20,000 or more in annual fees (other than any such agreement, license or contract listed in Section 5.03(k)(i)(I) of FFSW's Disclosure Schedule), (J) which provides for the payment by FFSW or its Subsidiaries of payments upon a change of control thereof other than as set forth in Section 5.03(k)(i)(J) of FFSW's Disclosure Schedule, (K) which is a lease for any real or material personal property owned or presently used by FFSW or any of its Subsidiaries, (L) which materially restricts the conduct of any business by FFSW or by any of its Subsidiaries or limits the freedom of FFSW or any of its Subsidiaries to engage in any line of business in any geographic area (or would so restrict the Surviving Corporation or any of its affiliates after consummation of the Transaction) or which requires exclusive referrals of business or requires FFSW or any of its Subsidiaries to offer specified products or services to their customers or depositors on a priority or exclusive basis, or (M) which is with respect to, or otherwise commits FFSW or any of its Subsidiaries to do, any of the foregoing (collectively, "Material Contracts"). FFSW has Previously Disclosed and made available to Washington Federal true and correct copies of each such Material Contract.

                        (ii) Each Material Contract is valid and binding on FFSW and its Subsidiaries and is in full force and effect (other than due to the ordinary expiration thereof) and, to the knowledge of FFSW, is valid and binding on the other parties thereto. Neither FFSW or any of its Subsidiaries nor, to the knowledge of FFSW, any other parties thereto, is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as provided in this Agreement, no power of attorney or similar authorization given directly or indirectly by FFSW or any of its Subsidiaries is currently outstanding.

                        (iii) Section 5.03(k)(iii) of FFSW's Disclosure Schedule sets forth a schedule of all officers and directors of FFSW and its Subsidiaries who have outstanding loans from FFSW or any of its Subsidiaries, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

             (l) No Brokers. No action has been  taken by  FFSW  or  any of  its
                 ----------
Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transaction, excluding a Previously Disclosed fee to be paid to Baxter Fentriss and Company. Copies of all agreements with Baxter Fentriss and Company have been previously furnished to Washington Federal.

             (m) Employee Benefit Plans.
                 ----------------------

                        (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of FFSW and its Subsidiaries (the "Employees") and current or former directors or independent contractors of FFSW and its Subsidiaries including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and severance, employment, change in control, fringe benefit, deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, agreements, programs, policies or other arrangements (the "Benefit Plans"), have been Previously Disclosed to Washington Federal. True and complete copies of (A) all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto; (B) the most recent annual report (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service ("IRS") or Department of Labor (the "DOL"), as applicable, and any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each Benefit Plan; (C) for each Benefit Plan which is a "top-hat" plan, a copy of filings with the DOL; (D) the most recent determination letter issued by the IRS for each Benefit Plan that is intended to be "qualified" under
Section 401(a) of the Code; (E) the most recent summary plan description and any summary of material modifications, as required, for each Benefit Plan; (F) the most recent actuarial report, if any relating to each Benefit Plan; (G) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; and (H) the most recent summary annual report for each Benefit Plan required to provide summary annual reports by Section 104 of ERISA, have been provided or made available to Washington Federal.

                        (ii) Each Benefit Plan has been established and administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and FFSW is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Neither FFSW nor any of its Subsidiaries has received any correspondence or written or verbal notice from the IRS, DOL, any other governmental agency, any participant in or beneficiary of, a Benefit Plan, or any agent representing any of the foregoing that brings into question the qualification of any such Benefit Plan. There is no material pending or, to FFSW's knowledge, threatened litigation relating to the Benefit Plans. Neither FFSW nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that could subject FFSW or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA in an amount which would be material. There are no matters pending before the IRS, DOL or other governmental agency with respect to any Benefit Plan. No Benefit Plan or related trust has been the subject of an audit, investigation or examination by a Governmental Authority.

                        (iii) No liability under Title IV of ERISA has been or is expected to be incurred by FFSW or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them or the single-employer plan of any entity which is considered one employer with FFSW under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither FFSW nor any of its Subsidiaries has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan (as defined in 4001(a)(3) of ERISA) under of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate or will be required to be filed in connection with the Transaction. There has been no termination or partial termination, as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan.

                        (iv) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of FFSW included in FFSW's Securities Documents. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Except as Previously Disclosed, neither FFSW nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code.

                        (v) Neither FFSW nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. FFSW or any of its Subsidiaries may amend or terminate any such Benefit Plan in accordance with and to the extent permitted by their terms at any time without incurring any liability thereunder. No event or condition exists with respect to a Benefit Plan that could subject FFSW to a material tax under Section 4980B of the Code.

                        (vi) None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the Transaction, either along or in connection with a subsequent event, will, except as Previously Disclosed, (A) entitle any Employees or any current or former director or independent contractor of FFSW or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                        (vii) All required reports and descriptions (including but not limited to Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions) have been filed or distributed appropriately with respect to each Benefit Plan. All required tax filings with respect to each Benefit Plan have been made, and any taxes due in connection with such filings have been paid.

                        (viii) Section 5.03(m)(viii) of the FFSW Disclosure Schedule sets forth the following: (A) the maximum amount of all payments and benefits to which each individual set forth on such schedule is entitled to receive, pursuant to all employment, salary continuation, bonus, change in control, and all other agreements, plans and arrangements, in connection with a termination of employment before or following, or otherwise in connection with or contingent upon, the transactions contemplated under this Agreement, such amounts to be adjusted to take into account only those changes expressly identified in Section 5.03(m)(viii) of the FFSW Disclosure Schedule (each such total amount in respect of each such individual, the "Change in Control Benefit"), other than the payment any such individual shall otherwise be entitled to receive as a gross-up payment in respect of any excise tax imposed on the individual pursuant to Section 4999 of the Code as calculated pursuant to the applicable agreement (each such payment, a "Gross-Up Payment"); (B) the amount of any Gross-Up Payment payable to each such individual; and (C) the maximum aggregate amount of all Change in Control Benefits and Gross-Up Payments.

                        (ix) No Benefit Plan is or has been funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code, a "welfare benefit fund" within the meaning of Section 419 of the Code, a "qualified asset account" within the meaning of Section 419A of the Code or a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA.

                        (x) Each Benefit Plan which is a "nonqualified deferred compensation plan" (within the meaning of Section 409A of the Code) has been operated in compliance with Section 409A of the Code and the guidance issued by the IRS with respect to such plans.

             (n) Labor Matters.  Neither  FFSW  nor any of its Subsidiaries is a
                 -------------
party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is FFSW or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel FFSW or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to FFSW's knowledge, threatened, nor is FFSW or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. Each of FFSW and its Subsidiaries has paid in full all wages, salaries, commissions, bonuses, benefits and other compensation currently due to its employees or otherwise arising on a current basis under any policy, practice, agreement, plan, program, statute or other law.

             (o) Environmental Matters. Except as  Previously  Disclosed,  there
                 ---------------------
are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations, remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on FFSW or any of its Subsidiaries of any liability or obligation arising under any Environmental Laws pending or, to the knowledge of FFSW, threatened against FFSW or any of its Subsidiaries, which liability or obligation could have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FFSW or its Subsidiaries taken as a whole. To the knowledge of FFSW, there is no reasonable basis for any such proceeding, claim, action, environmental remediation or investigation that could impose any liability or obligation that could have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FFSW or its Subsidiaries taken as a whole. FFSW and its Subsidiaries are in compliance in all material respects with applicable Environmental Laws. To FFSW's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by FFSW or any of its Subsidiaries, or any property in which FFSW or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("FFSW Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect with respect to FFSW. Neither FFSW nor any of its Subsidiaries could be deemed the owner or operator of, nor has it participated in the management regarding Hazardous Substances of, any FFSW Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect with respect to FFSW. Neither FFSW nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property. Neither FFSW nor any of its Subsidiaries nor, to FFSW's knowledge, any Person whose liability FFSW or any of its Subsidiaries has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any material violation of, or material liability under, any Environmental Law. Neither FFSW nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law. To FFSW's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving FFSW or any of its Subsidiaries, any currently or formerly owned or operated property, any FFSW Loan Property, or, to FFSW's knowledge, any Person whose liability FFSW or any of its Subsidiaries has assumed whether contractually or by operation of law,that could reasonably be expected to result in any material claims, liability or investigations against FFSW or any of its Subsidiaries, result in any material restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any FFSW Loan Property. FFSW has Previously Disclosed and made available to Washington Federal copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to FFSW, its Subsidiaries and any currently or formerly owned or operated property.

             As used herein, the term "Environmental Laws" means any federal, state, local or foreign law, statute, code, ordinance, injunction, regulation, order, decree, permit, authorization, opinion or agency or Governmental Authority requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum, petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon or urea-formaldehyde insulation or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

             (p) Tax Matters.
                 -----------

                        (i) (A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to the FFSW Group, including FFSW and its Subsidiaries, have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete in all material respects, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full and all other Taxes that are imposed on any member of the FFSW Group and that have due dates on or before the Effective Date have or will be paid, (D) the Tax Returns referred to in clause (A) are not currently under examination and have not been examined by the IRS or the appropriate Tax authority, the FFSW Group has not extended or waived the statute of limitations for any such Tax Returns and the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no issues that have been raised by the appropriate taxing authority in writing in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no member of the FFSW Group has extended or waived any statutes of limitation with respect to any Taxes of FFSW. There are no material Liens for Taxes upon the assets of FFSW or its Subsidiaries, other than with respect to Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided. No written claim has ever been made by any Governmental Authority in a jurisdiction where neither FFSW nor any of its Subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction.

                        (ii) FFSW has made available to Washington Federal true and correct copies of the United States federal income Tax Returns filed by FFSW for each of the three most recent fiscal years for which such returns have been filed.

                        (iii) Neither FFSW nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by FFSW's Securities Documents filed prior to the date hereof in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the financial statements included in FFSW's Securities Documents filed on or prior to the date hereof.

                        (iv) Neither FFSW nor any of its Subsidiaries is a party to any Tax allocation, Tax indemnity or Tax sharing agreement, is or has been a member of an affiliated group filing consolidated unitary or combined Tax Returns (other than a group the common parent of which is or was FFSW) or, to the knowledge of FFSW, has any liability for Taxes of any Person (other than a member of the FFSW Group) arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or otherwise has any liability for the Taxes of any Person (other than a member of the FFSW Group) as a transferee or successor, by contract, or otherwise.

                        (v) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to FFSW and its Subsidiaries and no such agreement or ruling has been applied for and is currently pending.

                        (vi) Except as set forth in Section 5.03(p)(vi) of FFSW's Disclosure Schedule, neither FFSW nor any of its Subsidiaries maintains any compensation or benefits plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m), 280G or 424 of the Code and the regulations issued thereunder (or any similar provision of state or local laws).

                        (vii) (A) No Tax is required to be withheld pursuant to
Section 1445 of the Code as a result of the Transaction and (B) all Taxes that FFSW or any of its Subsidiaries is or was required by law to withhold, collect or deposit have been duly withheld, collected or deposited and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

                        (viii) None of FFSW or any of its Subsidiaries has been either a "distributing corporation" or a "controlled corporation" in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

                        (ix) None of FFSW or any of its Subsidiaries will be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the Effective Date as a result of (i) a change in method of accounting occurring prior to the Effective Date, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Effective Date, (iii) a prepaid amount received, or paid, prior to the Effective Date or (iv) deferred intercompany gains or losses, intercompany items, or similar items arising prior to the Effective Date.

                        (x) None of FFSW or any of its Subsidiaries has engaged in any transaction that could give rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any Person under
Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a "reportable transaction" under Section 6011 of the Code and the regulations thereunder.

                        (xi) None of FFSW or any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and none of FFSW or any of its Subsidiaries has engaged in a trade or business within, or derived any income from, any foreign country.

             (q) Risk Management Instruments.
                 ---------------------------

                        (i) Neither FFSW nor any of its Subsidiaries is a party or has agreed to enter into a Derivatives Contract, whether for the account of FFSW or any of its Subsidiaries.

                        (ii) "Derivatives Contract" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided that, for the avoidance of doubt, the term "Derivatives Contract" shall not include any FFSW Options.

             (r) Loans; Nonperforming and Classified Assets.
                 ------------------------------------------

                        (i) Each Loan on the books and records of FFSW and its Subsidiaries was made and has been serviced in all material respects in accordance with their customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of FFSW, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

                        (ii) FFSW has Previously Disclosed as to FFSW and each FFSW Subsidiary as of the latest practicable date prior to the date of this
Agreement: (A) any written or, to FFSW's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to FFSW's knowledge, in default of any other material provision thereof; (B) each Loan which has been classified as "substandard," "doubtful,"

"loss" or "special mention" (or words of similar import) by FFSW, a FFSW Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that the OTS would agree with the loan classifications established by FFSW or any of the FFSW Subsidiaries); (C) a listing of the REO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent or greater shareholder of FFSW or a FFSW Subsidiary, or to the knowledge of FFSW, any Person controlling, controlled by or under common control with any of the foregoing.

             (s) Properties. Except as set forth in Section  5.03(s)  of  FFSW's
                 ----------
Disclosure Schedule, all real and personal property owned by FFSW or a Subsidiary of FFSW or presently used by any of them in their respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. FFSW has good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of FFSW as of June 30, 2006, included in FFSW's Securities Documents or acquired after such date, other than properties sold by FFSW in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable for which adequate reserves have been established, (ii) pledges to secure deposits incurred in the ordinary course of its banking business consistent with past practice, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of FFSW as of June 30, 2006 included in FFSW's Securities Documents filed prior to the date of this Agreement. All real and personal property which is material to FFSW's business on a consolidated basis and leased or licensed by FFSW or a Subsidiary of FFSW is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

             (t) Intellectual Property. FFSW and each Subsidiary of FFSW owns or
                 ---------------------
possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks, trademarks and other intellectual property rights used in its businesses, free and clear of any material Liens, all of which have been Previously Disclosed by FFSW, and none of FFSW or any of its Subsidiaries has received any notice of conflict or allegation of invalidity with respect thereto or that asserts the intellectual property rights of others. To the knowledge of FFSW, the operation of the business of FFSW and each of its Subsidiaries does not infringe or violate the intellectual property of any third party. FFSW and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

             (u) Books  and  Records.  Since  September  30, 2001, the books and
                 -------------------
records of FFSW and its Subsidiaries have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of FFSW and such Subsidiaries.

             (v) Insurance. FFSW has Previously Disclosed all  of  the  material
                 ---------
insurance  policies,  binders,  or bonds  currently  maintained  by FFSW and its

Subsidiaries ("Insurance Policies"). Except as Previously Disclosed, FFSW and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of FFSW has reasonably determined to be prudent in accordance with industry practices; all the Insurance Policies are in full force and effect; FFSW and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

             (w) Allowance For Loan Losses. FFSW's allowance for loan losses is,
                 -------------------------
and shall be as of the Effective Date, in compliance with FFSW's existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

             (x) Required Vote; Antitakeover Provisions.
                 -------------

                        (i) The affirmative vote of the holders of a majority of the issued and outstanding shares of FFSW Common Stock is necessary to approve this Agreement and the Merger on behalf of FFSW. No other vote of the stockholders of FFSW is required by law, the FFSW Articles, the FFSW Bylaws or otherwise to approve this Agreement, the Agreement and Plan of Merger and Liquidation, the Bank Merger Agreement and the Merger.

                        (ii) The Board of Directors of FFSW has taken all necessary action so that no "control share acquisition," "business combination moratorium," "fair price" or other forms of antitakeover statute or regulation under the DGCL or any applicable provisions of the takeover laws of any other state (and any comparable provisions of the FFSW Articles and FFSW Bylaws), apply or will apply to this Agreement, the Agreement and Plan of Merger and Liquidation, the Bank Merger Agreement or the Transaction.

             (y) Fairness Opinion. The  FFSW Board  has received  the opinion of
                 ----------------
Baxter Fentriss and Company to the effect that as of the date hereof the Merger Consideration is fair to the holders of FFSW Common Stock from a financial point of view.

             (z) Transactions in Securities.
                 --------------------------

                        (i) All offers and sales of FFSW Common Stock by FFSW were at all relevant times exempt from or complied with the registration requirements of the Securities Act.

                        (ii) Neither FFSW, none of FFSW's Subsidiaries nor, to FFSW's knowledge, (a) any director or executive officer of FFSW, (b) any person related to any such director or officer by blood, marriage or adoption and residing in the same household and (c) any person who has been knowingly provided material nonpublic information by any one or more of these persons, has purchased or sold, or caused to be purchased or sold, any shares of FFSW Common Stock or other securities issued by FFSW (i) during any period when FFSW or such person was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Exchange Act or the rules and regulations of the SEC thereunder.

             (aa) Registration Obligation.  Neither  FFSW  nor  any  of   FFSW's
                  -----------------------
Subsidiaries is under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

             (bb) No Agreements on Directorships. Neither FFSW, any Subsidiary
                  ------------------------------
of FFSW nor any affiliate of FFSW has entered into any agreement which obligates FFSW or FFB to elect any individual to serve on the FFSW Board, the FFB Board or the board of directors of any other Subsidiary of FFSW, and as of the date hereof, there are no obligations or commitments on the part of FFSW, FFB or any affiliate of FFSW to elect any individual to serve on the FFSW Board, the FFB Board or the board of directors of any other Subsidiary of FFSW.

             (cc) Disclosure.   The  representations and warranties contained in
                  ----------
this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

     5.04  Representations  and  Warranties  of Washington  Federal.  Subject to
           --------------------------------------------------------
Sections 5.01, Washington Federal hereby represents and warrants to FFSW as follows:

             (a) Organization, Standing and  Authority.  Washington  Federal  is
                 -------------------------------------
duly organized and validly existing under the laws of the State of Washington. Washington Federal is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where failure to be so licensed or qualified would not have a Material Adverse Effect on Washington Federal. Washington Federal has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

             (b) Subsidiaries. WFS is duly organized and in good  standing as  a
                 ------------
federal savings and loan association under the Home Owners' Loan Act, as amended, and its deposits are insured by the FDIC in the manner and to the maximum extent provided by law.

             (c) Corporate Power. Washington Federal has the corporate power and
                 ---------------
authority to carry on its business as it is now being conducted and to own all its properties and assets. Washington Federal has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Agreement and Plan of Merger and Liquidation and to consummate the Transaction and to cause WFS to consummate the Bank Merger Agreement, and WFS will have the corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement, in each case subject to the receipt of all necessary approvals of Governmental Authorities.

             (d) Corporate Authority. This Agreement, the Agreement and  Plan of
                 -------------------
Merger and Liquidation and the Merger and the Bank Merger Agreement and the Bank Merger have been authorized by all necessary corporate action of Washington Federal and the Washington Federal Board on or prior to the date hereof. This Agreement has been duly executed and delivered by Washington Federal and, assuming due authorization, execution and delivery by FFSW, this Agreement is a valid and legally binding agreement of Washington Federal enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

             (e) Regulatory Approvals; No Defaults.
                 ---------------------------------

                        (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be madeor obtained by Washington Federal or any of its Subsidiaries in connection with the execution, delivery or performance by Washington Federal of this Agreement and the Agreement and Plan of Merger and Liquidation, and by WFS of the Bank Merger Agreement, or to consummate the Transaction, except for (A) filings of applications or notices, and articles of combination with, and approvals or waivers by, the OTS, (B) the filing of the certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL with respect to the Merger, and (C) the filing of articles of merger with the Secretary of State of the State of Washington pursuant to the WBCA and a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, in each case with respect to the Liquidation.

                        (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement, the Agreement and Plan of Merger and Liquidation and the Bank Merger Agreement by Washington Federal and WFS, as applicable, and the consummation of the Transaction do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, code, ordinance, rule or regulation or any judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of Washington Federal or of any of its Subsidiaries or to which Washington Federal or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Washington Federal or any of its Subsidiaries or (C) require any consent or approval under any such law, code, ordinance, rule, regulation, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.

             (f)  Material Adverse Effect. Since June 30,  2006,  no  event  has
                  -----------------------
occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to Washington Federal.

             (g) Legal Proceedings.
                 -----------------

                        (i) Neither Washington Federal nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Washington Federal's knowledge, threatened, legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature against Washington Federal or any of its

Subsidiaries, except for such litigation, claim or other proceeding which in the good faith judgment of Washington Federal will not have a Material Adverse Effect on Washington Federal.

                        (ii) There is no injunction, order, judgment, decree or regulatory restriction of any Governmental Authority specifically imposed upon Washington Federal, any of its Subsidiaries or the assets of Washington Federal or any of its Subsidiaries which has had, or would reasonably be expected to have, a Material Adverse Effect on Washington Federal.

             (h) Ownership of FFSW Common Stock. None of Washington  Federal, or
                 ------------------------------
any of its Subsidiaries or, to Washington Federal's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of more than 5% of the outstanding shares of FFSW Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted).

             (i) Financing. Washington Federal has and will have available to it
                 ---------
at the Effective Time, immediately available funds necessary to consummate the Transaction.

             (j) Disclosure. The representations and warranties contained in
                 ----------
this Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

     5.05 Representations and Warranties of Merger Sub. Subject to Section 5.01,
          --------------------------------------------
Merger Sub hereby represents and warrants to Washington Federal as follows:

             (a) Organization,  Standing  and  Authority.  Merger  Sub  is  duly
                 ------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger is a wholly-owned Subsidiary of Washington Federal.

             (b)  Corporate  Power.  Merger  Sub has  the  corporate  power  and
                  ----------------
authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject to receipt of all necessary approvals of Governmental Authorities.

             (c) Corporate Authority.  This Agreement  and the  Merger have been
                 -------------------
authorized by all necessary corporate action of Merger Sub and the Board of Directors of Merger Sub on or prior to the date hereof. Merger Sub has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by FFSW, this Agreement is a valid and legally binding obligation of Merger Sub, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

             (d) No Business  Activities.  Merger  Sub  has  not  conducted  any
                 -----------------------
activities  or  operations  other than in connection  with the  organization  of

Merger Sub, the negotiation and execution of this Agreement and the consummation of the Transaction. Merger Sub has no Subsidiaries.

                                   ARTICLE VI

                                    COVENANTS

     6.01 Reasonable  Best Efforts.  Subject to the terms and conditions of this
          ------------------------
Agreement, each of FFSW and Washington Federal agrees to use its reasonable best efforts in good faith, and to cause its Subsidiaries to use their reasonable best efforts in good faith, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end, including, without limitation, using reasonable best efforts to (i) modify or amend any contracts, plans or arrangements to which Washington Federal or FFSW is a party (to the extent permitted by the terms thereof) if necessary in order to satisfy the conditions to closing set forth in Article VII hereof, (ii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transaction, and (iii) defend any litigation seeking to enjoin, prevent or delay the consummation of the Transaction or seeking material damages; provided, however, that FFSW shall not be permitted without the consent of Washington Federal, and Washington Federal shall not be required, to take any action that is reasonably likely to result in a Burdensome Condition.

     6.02 Shareholder Approval.
          --------------------

             (a) FFSW agrees to take, in accordance with applicable law and the FFSW Articles and the FFSW Bylaws, all action necessary to convene as soon as reasonably practicable a special meeting of its stockholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by FFSW's stockholders for consummation of the Transaction (including any adjournment or postponement, the "FFSW Meeting"). Except with the prior written approval of Washington Federal, other than matters that would normally be submitted at an annual meeting of FFSW stockholders, no other matters shall be submitted for the approval of the FFSW stockholders at the FFSW Meeting. The FFSW Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders and, subject to Section 6.02(b), shall not (x) withdraw, modify or qualify in any manner adverse to Washington Federal such recommendation or
(y) take any other action or make any other public statement in connection with the FFSW Meeting inconsistent with such recommendation (collectively, a "Change in Recommendation"), except as and to the extent permitted by Section 6.02(b). Notwithstanding any Change in Recommendation, this Agreement shall be submitted to the stockholders of FFSW at the FFSW Meeting for the purpose of approving the Agreement and any other matters required to be approved by FFSW's stockholders for consummation of the Transaction. In addition to the foregoing, FFSW shall not submit to the vote of its stockholders any Acquisition Proposal other than the Merger.

             (b) Notwithstanding the foregoing, FFSW and the FFSW Board shall be permitted to effect a Change in Recommendation if and only to the extent that:

                        (i) FFSW shall have complied in all material respects with Section 6.07;

                        (ii) the FFSW Board, based on advice of its outside

counsel, shall have determined in good faith that failure to do so would result in a violation of its fiduciary duties under applicable law; and

                        (iii) if the FFSW Board intends to effect a Change in Recommendation following an Acquisition Proposal, (A) the FFSW Board shall have concluded in good faith, after giving effect to all of the adjustments which may be offered by Washington Federal pursuant to clause (C) below, that such Acquisition Proposal constitutes a Superior Proposal, (B) FFSW shall notify Washington Federal, at least five Business Days in advance, of its intention to effect a Change in Recommendation in response to such Superior Proposal (including the identity of the party making such Acquisition Proposal) and furnish to Washington Federal a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and all other material documents, and (C) prior to effecting such a Change in Recommendation, FFSW shall, and shall cause its financial and legal advisors to, during the period following FFSW's delivery of the notice referred to in clause (B) above, negotiate with Washington Federal in good faith for a period of up to five Business Days (to the extent Washington Federal desires to negotiate) to make such adjustments in the terms and condition of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

     6.03 Proxy Statement.
          ---------------

             (a) FFSW agrees to prepare the proxy statement relating to the FFSW Meeting (together with the proxy solicitation materials of FFSW constituting a part thereof, the "Proxy Statement") to be filed by FFSW with the SEC as soon as reasonably practicable after the date hereof and in any event not later than the 45th day following the date hereof. Washington Federal and FFSW shall prepare and furnish such information relating to it and its directors, officers and stockholders as may be reasonably required in connection with the Proxy Statement, and Washington Federal, and its legal, financial and accounting advisors, shall have the right to review in advance and comment upon such Proxy Statement prior to its filing and mailing to stockholders.

             (b) Each of FFSW and Washington Federal agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to FFSW's stockholders and at the time of the FFSW Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of FFSW and Washington Federal further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Proxy

Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Proxy Statement.

     6.04 Regulatory Filings.
          ------------------

             (a) Subject to the other provisions of this Agreement, each of Washington Federal and FFSW and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transaction; and any initial filings with Governmental Authorities shall be made by Washington Federal (and FFSW, if applicable) as soon as reasonably practicable after the execution hereof and in no event (except for delays caused by FFSW or its Subsidiaries) later than the 45th day following the date hereof. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Washington Federal to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Authorities or third parties that would reasonably be expected to result in a Burdensome Condition. Each of Washington Federal and FFSW shall have the right to review in advance, subject to applicable laws relating to the exchange of information, all of the information relating to such party and any of its Subsidiaries that appears in any filing made by the other party with, or written information submitted to, any third party or any Governmental Authority in connection with the Transaction.

             (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries (if applicable), directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

     6.05 Press  Releases.  FFSW and Washington  Federal shall consult with each
          ---------------
other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the securities exchange on which it trades. FFSW and Washington Federal shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transaction as reasonably requested by the other party.

     6.06 Access; Information.
          -------------------

             (a) FFSW agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall, and shall cause its Subsidiaries to, afford Washington Federal and Washington Federal's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the

Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and advisors of FFSW and to such other information relating to FFSW as Washington Federal may reasonably request and, during such period, it shall furnish promptly to Washington Federal (i) a copy of each report, schedule, registration statement and other document filed or received during such period pursuant to the requirements of federal securities laws and federal or state banking, lending, consumer finance or privacy laws and (ii) all other information concerning the business, properties and personnel of FFSW as Washington Federal may reasonably request. Notwithstanding the foregoing, except as set forth in Section 6.07 hereof, FFSW shall not be required to furnish any information regarding FFSW Board deliberations concerning the transactions contemplated by this Agreement or with respect to an Acquisition Proposal.

             (b) As soon as reasonably practicable and as soon as they are available, but in no event more than 15 days, after the end of each calendar month ending after the date of this Agreement, FFSW shall furnish to Washington Federal (i) a consolidated statement of income of FFSW and its Subsidiaries for the month then ended, (ii) a balance sheet for FFSW for the month then ended,
(iii) a balance sheet for FFB for the month then ended and (iv) any key internal management reports relating to the foregoing.

             (c) From the date of this Agreement until the Effective Time, the Washington Federal senior manager responsible for the integration of FFSW with Washington Federal, and the FFSW senior manager responsible for the integration of FFSW with Washington Federal, shall confer on a regular basis regarding the business and operations of Washington Federal and FFSW.

             (d) All information furnished pursuant to this Section 6.06 shall be subject to the provisions of the Confidentiality Agreement, dated as of March 1, 2006 between Washington Federal and Baxter Fentriss and Company, on behalf of FFSW (the "Confidentiality Agreement").

             (e) No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

              (f) FFSW shall allow a representative of Washington Federal to attend as an observer all FFSW Board and committee meetings as well as all Board of Directors and committee meetings for each Subsidiary of FFSW, except that no Washington Federal representative will be entitled to attend any meeting in which the FFSW Board considers the Merger or an Acquisition Proposal. FFSW shall give reasonable notice to Washington Federal of any such meeting and, if known, the agenda for or business to be discussed at such meeting. FFSW shall also provide to Washington Federal all written agendas and meeting or written consent materials provided to the directors of FFSW and each FFSW Subsidiary in connection with Board and committee meetings. All information obtained by Washington Federal at these meetings shall be treated in confidence as provided in this Section 6.06.

     6.07 Acquisition Proposals.
          ---------------------

             (a) FFSW agrees that it shall, and shall direct and use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by it) (all of the foregoing, collectively, "Representatives") to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal (as defined below), and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal, including by requesting the other party to promptly return or destroy any confidential information previously furnished by or on behalf of FFSW thereunder and by specifically enforcing the terms thereof in a court of competent jurisdiction. From the date of this Agreement through the Effective Time, FFSW shall not, and shall cause its directors, officers or employees (and those of any FFSW Subsidiary) or any Representative retained by it (or any Subsidiary) not to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) provide any confidential information or data to any person relating to any Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iv) waive, terminate, modify or fail to enforce any provision of any contractual "standstill" or similar obligations of any Person other than Washington Federal or its affiliates, (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose to do any of the foregoing, or (vi) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal; provided, however, that prior to the date of the FFSW Meeting, if the FFSW Board determines in good faith, after consulting with its outside legal and financial advisors, that the failure to do so would breach, or would reasonably be expected to result in a breach of, the FFSW Board's fiduciary duties under applicable law, FFSW may, in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 6.07(a) that the FFSW Board determines in good faith constitutes a Superior Proposal (as defined below), subject to providing 48 hour prior written notice of its decision to take such action to Washington Federal and identifying the person making the proposal and all the material terms and conditions of such proposal and compliance with Section 6.07(b), (1) furnish information with respect to itself and its Subsidiaries to any person making such a Superior Proposal pursuant to a customary confidentiality agreement (as determined by FFSW after consultation with its outside counsel) on terms no more favorable to such person than the terms contained in the Confidentiality Agreement are to Washington Federal, and (2) participate in discussions or negotiations regarding such a Superior Proposal. For purposes of this Agreement, the term "Acquisition Proposal" means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 10% or more of the total revenues, net income, assets or deposits of FFSW and its Subsidiaries taken as a whole, (x) direct or indirect acquisition or purchase of any class of Equity Securities representing 10% or more of the voting power of FFSW or any of its Significant Subsidiaries, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of Equity Securities of FFSW or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving FFSW or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement. For purposes of this Agreement, the term "Superior Proposal" means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of FFSW Common Stock then outstanding or all or substantially all of FFSW's consolidated assets, which the FFSW Board determines in good faith, after taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), and after taking into account the advice of FFSW's financial advisor (which shall be a nationally recognized investment banking firm and it being agreed that Baxter Fentriss and Company meets this requirement) and outside counsel, (i) is more favorable from a financial point of view to its stockholders than the Merger, (ii) is reasonably likely to be consummated on the terms set forth, and (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the FFSW Board, is reasonably likely to be obtained by such third party.

             (b) In addition to the obligations of FFSW set forth in Section 6.07(a), FFSW shall promptly (within 24 hours) advise Washington Federal orally and in writing of its receipt of any Acquisition Proposal (or any inquiry which could lead to an Acquisition Proposal) and keep Washington Federal informed, on a current basis, of the continuing status thereof, including the terms and conditions thereof and any changes thereto, and shall contemporaneously provide to Washington Federal all materials provided to or made available to any third party pursuant to this Section 6.07 which were not previously provided to Washington Federal.

             (c) Notwithstanding anything herein to the contrary, FFSW and the FFSW Board shall be permitted to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act; provided, however, that compliance with such rules will in no way limit or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

             (d) FFSW agrees that any violation of the restrictions set forth in this Section 6.07 by any Representative of FFSW or its Subsidiaries shall be deemed a breach of this Section 6.07 by FFSW.

     6.08 Certain Policies.  Prior to the Effective Date and after FFSW has been
          ----------------
advised in writing that all of Washington Federal's conditions to Closing have been satisfied or waived, each of FFSW and its Subsidiaries, as may be requested by Washington Federal, shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, REO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Washington Federal; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.01(b); and further provided that in any event, no accrual or reserve made by FFSW or any of its Subsidiaries pursuant to this Section 6.08 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of FFSW or its management with any such adjustments.

     6.09 Indemnification.
          ---------------

            (a) From and after the Effective Time through the sixth anniversary of the Effective Time, Washington Federal (the "Indemnifying Party") shall indemnify and hold harmless each present and former director and officer of FFSW or a FFSW Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of FFSW or any FFSW Subsidiary or is or was serving at the request of FFSW or any of the FFSW Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Transaction, to the fullest extent which such Indemnified Parties would be entitled under the FFSW Articles and the FFSW
Bylaws or equivalent documents of any FFSW Subsidiary, as applicable, or any agreement, arrangement or understanding which has been Previously Disclosed by FFSW pursuant to this Section 6.09, in each case as in effect on the date hereof.

             (b) Any Indemnified Party wishing to claim indemnification under this Section 6.09, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties that make joint representation inappropriate, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

             (c) Washington Federal shall maintain FFSW's existing directors' and officers' liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by FFSW's existing policy, including Washington Federal's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three (3) years after the Effective Time; provided, however, that in no event shall Washington Federal be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 6.09(c), an amount in excess of 150% of the annual premiums paid by FFSW as of the date hereof for such insurance ("Maximum Insurance Amount"); provided further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance
Amount, Washington Federal shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

     6.10 Benefit Plans.
          -------------

             (a) As soon as administratively practicable after the Effective Time, Washington Federal shall take all reasonable action so that employees of FFSW and its Subsidiaries shall be entitled to participate in each employee benefit plan, program or arrangement of Washington Federal of general applicability (the "Washington Federal Benefit Plans") to the same extent as similarly-situated employees of Washington Federal and its Subsidiaries (it being understood that inclusion of the employees of FFSW and its Subsidiaries in the Washington Federal Benefit Plans may occur at different times with respect to different plans), provided that coverage shall be continued under corresponding Benefit Plans of FFSW and its Subsidiaries until such employees are permitted to participate in the Washington Federal Benefit Plans and provided further, however, that nothing contained herein shall require Washington Federal or any of its Subsidiaries to make any grants to any former employee of FFSW under any discretionary equity compensation plan of Washington Federal. Washington Federal shall cause each Washington Federal Benefit Plan in which employees of FFSW and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for purposes of eligibility to participate in, vesting of benefits under or accrual of benefits under, any defined benefit pension plan) under the Washington Federal Benefit Plans, the service of such employees with FFSW and its Subsidiaries to the same extent as such service was credited for such purpose by FFSW, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Except for the commitment to continue those Benefit Plans of FFSW and its Subsidiaries that correspond to Washington Federal Benefit Plans until employees of FFSW and its Subsidiaries are included in such Washington Federal Benefit Plans, nothing herein shall limit the ability of Washington Federal to amend or terminate any of FFSW's Benefit Plans in accordance with and to the extent permitted by their terms at any time permitted by such terms.

             (b) At and following the Effective Time, Washington Federal shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of FFSW and its Subsidiaries and current and former directors of FFSW and its Subsidiaries existing as of the Effective Date, as well as all employment, severance, bonus, salary continuation, deferred compensation, split dollar, supplemental retirement or "change-in-control" agreements, plans or policies of FFSW to the extent that each of the foregoing are Previously Disclosed. The severance or termination payments which are payable pursuant to such agreements, plans or policies of FFSW (which have been quantified in reasonable detail) have been Previously Disclosed.

             (c) At such time as employees and current and former directors of FFSW and its Subsidiaries become eligible to participate in a medical, dental or health plan of Washington Federal or its Subsidiaries, Washington Federal shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions covered under the applicable medical, health or dental plans of Washington Federal, (ii) provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and directors and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee or director on or after the Effective Time to the extent such employee or director had satisfied any similar limitation or requirement under an analogous Benefit Plan prior to the Effective Time.

             (d) Each of FFSW, its Subsidiaries, and Washington Federal acknowledges and agrees that all provisions contained within this Section 6.10 with respect to Employees and directors are included for the sole benefit of FFSW and Washington Federal and shall not create any right (i) in any other Person, including, Benefit Plans or any beneficiary thereof or (ii) to continued employment with FFSW, its Subsidiaries, Washington Federal or any of their respective affiliates.

     6.11 Notification of Certain Matters.  Each of FFSW and Washington  Federal
          -------------------------------
shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.12 Estoppel Letters.  FFSW shall use its commercially  reasonable efforts
          ----------------
to obtain and deliver to Washington Federal at the Closing with respect to all real estate (i) owned by FFSW or its Subsidiaries, an estoppel letter dated as of the Closing in the form of Annex D from all tenants and (ii) leased by FFSW or its Subsidiaries, an estoppel letter dated as of the Closing in the form of Annex E from all lessors.

     6.13 Assumption of Indenture Obligations.  Following the Merger, Washington
          -----------------------------------
Federal shall execute such supplemental indentures and provide such documents, including without limitation legal opinions, as are reasonably required upon a merger or consolidation of FFSW under the indentures, trust agreements, guarantee agreements and other agreements Previously Disclosed by FFSW or any of its Subsidiaries.

     6.14 Antitakeover  Statutes.  Each of Washington Federal and FFSW and their
          ----------------------
respective Boards of Directors shall, if any state antitakeover statute or similar statute becomes applicable to this Agreement and the Transaction, take all action reasonably necessary to ensure that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement and the Transaction.

     6.15 Disposition of Certain Assets.
          -----------------------------

             (a) FFSW will cause FFB to dispose of the loans which are set forth in Section 6.15(a) of FFSW's Disclosure Schedule at a price as set forth in
Section 6.15(a) of FFSW's Disclosure Schedule. FFSW will use its best efforts to minimize any loss associated with the disposition of such loans.

             (b) Prior to the Closing, FFSW shall sell the property which is set forth in Section 6.15(b) of FFSW's Disclosure Schedule for an amount of net proceeds which is set forth in Section 6.15(b) of FFSW's Disclosure Schedule.

     6.16 Regulatory Remediation.
          ----------------------

     Sections 5.03(i)(ii) and (iii) and 5.03(j)(i) and (iii) of FFSW's Disclosure Schedule set forth certain possible regulatory issues concerning FFB. Washington Federal agrees to the extent the Merger is consummated, it will pay all costs associated or incurred in connection with the remediation of such regulatory issues by FFB as required by FFB's primary federal regulator; provided, however, that Washington Federal shall not be liable or responsible for any monetary penalties, if any, that may be imposed on FFB relating to such regulatory issues. In the event that any such monetary penalties are imposed on FFB, FFSW can elect, in its discretion, to (i) reduce the aggregate Merger Consideration to be paid by Washington Federal pursuant to Section 3.01(c) hereof dollar for dollar by the amount of such penalties or (ii) to terminate this Agreement pursuant to Section 8.01(h), provided that to the extent FFSW elects to terminate the Merger Agreement, it shall notify Washington Federal in writing promptly and Washington Federal may elect in its discretion to notify FFSW in writing within five Business Days of receiving FFSW's election to pay such monetary penalties without adjusting the Merger Consideration, in which case the Agreement shall not be terminated. To the extent, Washington Federal does not make such election and the Agreement is terminated, FFSW shall reimburse Washington Federal for its accountable expenses incurred in connection with the transactions contemplated hereby, which shall be paid by wire transfer by FFSW to Washington Federal on the business day immediately following FFSW's election to terminate this Agreement.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01   Conditions  to  Each  Party's   Obligation  to  Effect  the  Merger.
            -------------------------------------------------------------------
The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Effective Date of each of the following conditions:

             (a) Shareholder Approval. This Agreement and the Merger shall  have
                 --------------------
been duly approved by the requisite vote of the holders of outstanding shares of FFSW Common Stock.

             (b) Regulatory Approvals.  All  regulatory  approvals  required  to
                 --------------------
consummate the Transaction shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Washington Federal Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transaction to such a degree that Washington Federal would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof (any such condition, restriction or requirement, a "Burdensome Condition").

             (c) No  Injunction.   No  Governmental    Authority   of  competent
                 --------------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the Transaction.

             (d) Non-Compete,  Non-Solicitation Agreements.  Washington Federal,
                 -----------------------------------------
FFSW and Aubrey L. Dunn, Jr. shall have entered into a Non-Compete, Non-Solicitation Agreement, the form of which is attached hereto as Annex F. Washington Federal, FFSW and each director of FFSW shall have entered into a Non-Solicitation Agreement, the form of which is attached hereto as Annex G.

     7.02 Conditions to Obligation of FFSW. The obligation of FFSW to consummate
          --------------------------------
the Merger is also subject to the fulfillment or written waiver by FFSW prior to the Effective Date of each of the following conditions:

             (a)   Representations  and  Warranties.  The  representations   and
                   --------------------------------
warranties of Washington Federal set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and FFSW shall have received a certificate, dated the Effective Date, signed on behalf of Washington Federal by the Chief Executive Officer and the Chief Financial Officer of Washington Federal to such effect.

             (b) Performance  of  Obligations  of Washington Federal. Washington
                 ---------------------------------------------------
Federal shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date, and FFSW shall have received a certificate, dated the Effective Date, signed on behalf of Washington Federal by the Chief Executive Officer and the Chief Financial Officer of Washington Federal to such effect.

             (c)  Other  Actions.  Washington  Federal shall have furnished FFSW
                  --------------
with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as FFSW may reasonably request.

     7.03  Conditions to Obligation of  Washington  Federal.  The  obligation of
           ------------------------------------------------
Washington Federal to consummate the Merger is also subject to the fulfillment or written waiver by Washington Federal prior to the Effective Date of each of the following conditions:

             (a) Representations  and   Warranties.  The    representations  and
                 ---------------------------------
warranties of FFSW set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Washington Federal shall have received a certificate, dated the Effective Date, signed on behalf of FFSW by the Chief Executive Officer and the Chief Financial Officer of FFSW to such effect.

             (b) Performance of Obligations of FFSW. FFSW shall  have  performed
                 ----------------------------------
in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date, and Washington Federal shall have received a certificate, dated the Effective Date, signed on behalf of FFSW by the Chief Executive Officer and the Chief Financial Officer of FFSW to such effect.

             (c) Bank  Merger.  All  regulatory approvals required to consummate
                 ------------
the Bank Merger, including without limitation the approval of the OTS, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated. No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal the consummation of the Bank Merger.

             (d) Asset Dispositions. The asset dispositions set forth in Section
                 ------------------
6.15 hereof shall have been consummated in accordance with the terms of Section 6.15.

             (e) Expenses. The expenses  incurred by  FFSW and its  Subsidiaries
                 --------
pursuant to Section 9.05 hereof shall not exceed $1,500,000.

             (f) Minimum Stockholders' Equity. (i) At  least five  (5)  Business
                 ----------------------------
Days prior to the Effective Date, FFSW shall provide Washington Federal with FFSW's consolidated financial statements presenting the financial condition of FFSW as of the close of business as of the end of the month immediately preceding the Effective Date (the "Measuring Date"). Such consolidated financial statements shall have been prepared in all material respects in accordance with GAAP consistently applied and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. Washington Federal shall also receive a certificate of FFSW's Chief Financial Officer, dated as of the Effective Date, to the effect that such consolidated financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of FFSW in all material respects.

                                (ii)  As  of  the Measuring  Date,  FFSW's total
consolidated stockholders' equity shall not be less than $50,000,000.

             (g) Other  Actions. FFSW shall  have furnished  Washington  Federal
                 --------------
with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Washington Federal may reasonably request.

                                  ARTICLE VIII

                                   TERMINATION

     8.01  Termination.  This Agreement may be terminated,  and the
           -----------
Transaction may be abandoned, at any time prior to the Effective Time:

             (a) Mutual Consent. By the mutual consent in  writing of Washington
                 --------------
Federal and FFSW.

             (b) Breach.  Provided  that  the  terminating  party is not then in
                 ------
material breach of any representation, warranty, covenant or agreement contained herein, by Washington Federal or FFSW, in the event of a breach by the other party of any representation, warranty, covenant or agreement contained herein, which breach (i) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach and (ii) would entitle the non-breaching party not to consummate the transactions contemplated hereby under Section 7.02(a) or (b) or 7.03(a) or (b), as the case may be.

             (c) Delay.  By  Washington  Federal  or FFSW, in the event that the
                 -----
Merger is not consummated by March 31, 2007, except to the extent that the failure of the Merger then to be consummated by such date shall be due to (i) the failure of the party seeking to terminate pursuant to this Section 8.01(c) to perform or observe the covenants and agreements of such party set forth in this Agreement or (ii) the failure of any of the Shareholders (if FFSW is the party seeking to terminate) to perform or observe their respective covenants and agreements under the relevant Shareholder Agreement.

             (d) No  Regulatory  Approval.  By Washington Federal or FFSW in the
                 ------------------------
event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(d) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party set forth herein.

             (e) No FFSW Stockholder Approval.  By  either Washington Federal or
                 ----------------------------
FFSW, if any approval of the stockholders of FFSW contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the FFSW Meeting or at any adjournment or postponement thereof.

             (f) FFSW  Failure  to Recommend;  Etc. By Washington Federal if (i)
                 ---------------------------------
FFSW shall have materially breached the provisions of Section 6.08 in any respect adverse to Washington Federal, (ii) the FFSW Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Washington Federal, or (iii) FFSW shall have materially breached its obligations under Section 6.02 by failing to call, give notice of, convene and hold the FFSW Meeting in accordance with Section 6.02.

             (g) Certain Tender or Exchange Offers.  By Washington Federal  if a
                 ---------------------------------
tender offer or exchange offer for 15% or more of the outstanding shares of FFSW Common Stock is commenced (other than by Washington Federal or a Subsidiary thereof), and the FFSW Board recommends that the stockholders of FFSW tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act.

             (h) Bank Secrecy Act.  By  FFSW to  the extent  monetary  penalties
                 ----------------
have been imposed on FFB relating to regulatory matters set forth in Sections 5.03(i)(ii) and (iii) and 5.03(j)(i) and (iii) of FFSW's Disclosure Schedule and FFSW does not elect to reduce the Merger Consideration in an amount equal to such monetary penalties; provided that (i) FFSW notifies Washington Federal in writing promptly that monetary penalties have been imposed and that FFSW intends to terminate the Agreement, (ii) within five Business Days of receipt of such written notice, Washington Federal does not notify FFSW in writing that Washington Federal will agree to pay such monetary penalties without adjusting the Merger Consideration (in which case, the Agreement shall not be terminated) and (iii) FFSW reimburses Washington Federal for its accountable expenses incurred in connection with the transactions contemplated by this Agreement, which shall be paid by wire transfer by FFSW to Washington Federal on the business day immediately following FFSW's election to terminate this Agreement.

     8.02 Effect of Termination and Abandonment.
          -------------------------------------

             (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (i) this Section 8.02, Section 6.06(d) and Article IX (except for Section 9.12) shall survive any termination of this Agreement and
(ii) notwithstanding anything to the contrary, neither Washington Federal or FFSW shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.

             (b) The parties hereto agree that FFSW shall pay Washington Federal the sum of $5.0 million (the "Termination Fee") if this Agreement is terminated as follows:

                        (i) if this Agreement is terminated by Washington Federal pursuant to Section 8.01(f) or (g), FFSW shall pay the entire FFSW Termination Fee to Washington Federal on the second Business Day following the termination of this Agreement; or

                        (ii) if this Agreement is terminated by (A) Washington Federal pursuant to Section 8.01(b), (B) by either Washington Federal or FFSW pursuant to Section 8.01(c) and at the time of such termination no vote of the FFSW stockholders contemplated by this Agreement at the FFSW Meeting shall have occurred, or (C) by either Washington Federal or FFSW pursuant to Section 8.01(e), and in the case of any termination pursuant to clause (A), (B) or (C), an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of FFSW or the FFSW Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal, or reiterated a previously expressed plan or intention to make an Acquisition
Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the stockholders of FFSW contemplated by this Agreement at the FFSW Meeting, in the case of clause (C), or the date of termination, in the case of clause (A) or (B), then (1) if within 15 months after such termination FFSW enters into an agreement with respect to a Control Transaction, then FFSW shall pay to Washington Federal an amount equal to $2.5 million on the date of execution of such agreement and upon consummation of any such Control Transaction at any time thereafter, FFSW shall pay to Washington Federal the remainder of the Termination Fee on the date of such consummation and (2) if a Control Transaction is consummated otherwise than pursuant to an agreement with FFSW within 18 months after such termination, then FFSW shall pay to Washington Federal the Termination Fee (less any amount previously paid by FFSW pursuant to clause (1) above) on the date of such consummation of such Control Transaction. As used in this Section 8.02(b), a "Control Transaction" means (i) the acquisition by any Person whether by purchase, merger, consolidation, sale, transfer or otherwise, in one transaction or any series of transactions, of a majority of the voting power of the outstanding securities of FFSW or FFB or a majority of the assets or FFSW or FFB, (ii) any issuance of securities resulting in the ownership by any Person of more than 50% of the voting power of FFSW or by any Person other than FFSW or its Subsidiaries of more than 50% of the voting power of FFB or (iii) any merger, consolidation or other business combination transaction involving FFSW or any of its Subsidiaries as a result of which the stockholders of FFSW cease to own, in the aggregate, at least 50% of the total voting power of the entity surviving or resulting from such transaction.

Any amount that becomes payable pursuant to this Section 8.02(b) shall be paid by wire transfer of immediately available funds to an account designated by Washington Federal.

             (c) FFSW and Washington Federal agree that the agreement contained in paragraph (b) above is an integral part of the transactions contemplated by this Agreement, that without such agreement Washington Federal would not have entered into this Agreement, and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by FFSW. If FFSW fails to pay Washington Federal the amounts due under paragraph (b) above within the time periods specified in such paragraph (b), FFSW shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Washington Federal in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, provided Washington Federal prevails on the merits, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.01 Survival.  No  representations,  warranties,  agreements and covenants
          --------
contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed in whole or in part after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(d), 8.02 and, excepting Section 9.12 hereof, this
Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

     9.02 Waiver; Amendment.  Prior to the Effective Time, any provision of this
          -----------------
Agreement may be (i) waived, by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the FFSW Meeting no amendment shall be made which by law requires further approval by the stockholders of FFSW without obtaining such approval.

     9.03 Counterparts.   This  Agreement  may   be  executed  in  one  or  more
           ------------
counterparts, each of which shall be deemed to constitute an original.

     9.04 Governing Law. This Agreement shall be governed by, and interpreted in
          -------------
accordance with, the laws of the State of Washington (without giving effect to choice of law principles thereof).

     9.05 Expenses.  Subject to Section 6.16 hereof, each party hereto will bear
          --------
all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's fraud or willful breach of any provision of this Agreement, and provided further that the expenses incurred by FFSW and its Subsidiaries shall in no event exceed $1,500,000.

     9.06 Notices. All notices, requests and other communications hereunder to a
          -------
party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

         If to Washington Federal or Merger Sub to:

                  Washington Federal, Inc.
                  425 Pike Street
                  Seattle, WA  98101
                  Attention:   Roy Whitehead, Chairman, President
                                  and Chief Executive Officer
                  Fax:  (206) 624-2334

         With a copy to:

                  Patton Boggs LLP
                  2550 M Street, N.W.
                  Washington, D.C.  20037
                  Attention:  Norman B. Antin, Esq.
                              Jeffrey D. Haas, Esq.
                  Fax:  (202) 457-6315

         If to FFSW to:

                  First Federal Banc of the Southwest, Inc.
                  300 North Pennsylvania Avenue
                  Roswell, New Mexico 88201
                  Attention:  Aubrey L. Dunn, Jr., President
                                 and Chief Executive Officer
                  Fax:  (505) 627-2412


         With a copy to:

                  Luse Gorman Pomerenk & Schick, P.C.
                  5335 Wisconsin Avenue, N.W., Suite 400
                  Washington, D.C.  20015
                  Attention:  Alan Schick, Esq.
                              Gary A. Lax, Esq.
                  Fax:  (202) 362-2902

     9.07 Entire  Understanding;  No Third Party Beneficiaries.  This Agreement,
          ----------------------------------------------------
the Agreement and Plan of Merger and Liquidation, the Bank Merger Agreement, the Shareholder Agreements and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the
Transaction, and this Agreement, the Agreement and Plan of Merger and Liquidation, the Bank Merger Agreement, the Shareholder Agreements and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Washington Federal's obligation under Section 6.09, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, and the rights of any employees of FFSW under Section 6.10, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 Severability.  Except to the extent  that  application of this Section
          ------------
9.08 would have a Material Adverse Effect on FFSW or Washington Federal, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

     9.09 Enforcement  of  the  Agreement.   The  parties  hereto   agree   that
          -------------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     9.10 Interpretation.  When a  reference  is  made  in   this  Agreement  to
          --------------
Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "as of the date hereof" are used in this Agreement, they shall be deemed to mean the day and year first above written.

     9.11 Assignment.  No party may assign either this  Agreement or any  of its
          ----------
rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.12 Alternative Structure. Notwithstanding any provision of this Agreement
          ---------------------
to the contrary, Washington Federal may at any time modify the structure of the acquisition of FFSW set forth herein, including to provide for a merger of FFSW with and into Washington Federal or another wholly owned Subsidiary of Washington Federal, provided that (i) the Merger Consideration to be paid to the holders of FFSW Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) the modification does not change the intended federal income tax consequences of the transactions contemplated by this Agreement and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities. In the event Washington Federal elects to make such a change, the parties agree to execute appropriate documents to reflect the change.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                               WASHINGTON FEDERAL, INC.



                               By:      /s/ Roy Whitehead
                                        ----------------------------------------
                               Name:    Roy Whitehead
                               Title:   Chairman, President and Chief Executive
                                         Officer



                               WASHINGTON FEDERAL ACQUISITION, INC.



                               By:      /s/ Roy Whitehead
                                        ----------------------------------------
                               Name:    Roy Whitehead
                               Title:   President and Chief Executive Officer



                               FIRST FEDERAL BANC OF THE  SOUTHWEST, INC.



                               By:      /s/ Aubrey L. Dunn, Jr.
                                        ----------------------------------------
                               Name:    Aubrey L. Dunn, Jr.
                               Title:   President and Chief Executive Officer

                                                                         ANNEX A

                              SHAREHOLDER AGREEMENT

     SHAREHOLDER AGREEMENT (the "Agreement"), dated as of October 10, 2006, among __________________, a shareholder ("Shareholder") of First Federal Banc of the Southwest, Inc., a Delaware corporation ("FFSW"), Washington Federal, Inc., a Washington corporation ("Washington Federal"), and, solely for purposes of the last sentence of Section 9, FFSW. All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

     WHEREAS, FFSW and Washington Federal are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Merger Agreement"), pursuant to which FFSW will merge with a subsidiary of Washington Federal on the terms and conditions set forth therein (the "Merger") and, in connection therewith, outstanding shares of FFSW Common Stock will be converted into cash in the manner set forth therein; and

     WHEREAS,  Shareholder  owns the shares of FFSW Common Stock  identified  on
Exhibit I hereto (such shares, together with all shares of FFSW Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the "Shares"); and

     WHEREAS, in order to induce Washington Federal to enter into the Merger Agreement, Shareholder, solely in such Shareholder's capacity as a shareholder of FFSW and not in any other capacity, has agreed to enter into and perform this Agreement.

     NOW,  THEREFORE,   for  good  and  valuable  consideration,   the  receipt,
sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Vote Shares.  Shareholder agrees that at any meeting of the
        ------------------------
stockholders of FFSW, or in connection with any written consent of the stockholders of FFSW, Shareholder shall:

                  (a) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

                  (b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (w) in favor of adoption and approval of the Merger Agreement and the Merger; (x) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of FFSW contained in the Merger Agreement or of Shareholder contained in this Agreement; (y) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or the performance by Shareholder of his, her or its obligations under this Agreement; and (z) against the election of new members of FFSW's board of directors, other than the nominees of the majority of the board of directors in office on the date of this Agreement.

     2. Transfer of Shares.
        ------------------

                  (a) Prohibition  on   Transfers  of  Shares;   Other  Actions.
                      -------------------------------------------------------
Shareholder hereby agrees that while this Agreement is in effect, Shareholder shall not, except with the written approval of Washington Federal, (i) sell, transfer, pledge, encumber, distribute by gift or donation, or otherwise dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares) or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with Shareholder's representations, warranties, covenants and obligations under this Agreement, or (iii) take any other action that could reasonably be expected to impair or otherwise adversely affect, in any material respect, Shareholder's power, authority and ability to comply with and perform his, her or its covenants and obligations under this Agreement.

                  (b) Transfer of Voting Rights.  Shareholder hereby agrees that
                      -------------------------
Shareholder shall not deposit any Shares in a voting trust, grant any proxy or enter into any voting agreement or similar agreement or arrangement with respect to any of the Shares.

     3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Washington Federal as follows:

                  (a) Capacity.   Shareholder  has  all  requisite  capacity and
                      --------
authority to enter into and perform his, her or its obligations under this Agreement.

                  (b) Binding Agreement. This  Agreement has been  duly executed
                      -----------------
and delivered by Shareholder and constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) Non-Contravention.  The  execution  and  delivery  of this
                      -----------------
Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

                  (d) Ownership. Shareholder's Shares are, and  through the term
                      ---------
of this Agreement will be, owned beneficially and of record solely by Shareholder except as otherwise disclosed on Exhibit I hereto. Shareholder has good and marketable title to the Shares, free and clear of any lien, pledge, mortgage, security interest or other encumbrance. As of the date hereof, the Shares identified on Exhibit I hereto constitute all of the shares of FFSW

Common Stock owned beneficially or of record by Shareholder. Shareholder has and will have at all times during the term of this Agreement (i) sole voting power and sole power to issue instructions with respect to the matters set forth in
Section 1 hereof, (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares owned by Shareholder on the date of this Agreement and all of the Shares hereafter acquired by Shareholder and owned beneficially or of record by him, her or it during the term of this Agreement. For purposes of this Agreement, the term "beneficial ownership" shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a Person shall be deemed to beneficially own any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

                  (e) Consents and Approvals. The execution and delivery of this
                      ----------------------
Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations under this Agreement and the consummation by him, her or it of the transactions contemplated hereby will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

                  (f)   Absence   of   Litigation.  There  is  no  suit, action,
                        -------------------------
investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of his, her or its affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

     4. No  Solicitation.  Shareholder  hereby  agrees  that  during the term of
        ----------------
this Agreement he, she or it shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it to, directly or indirectly, (a) take any of the actions specified in clauses (i)-(vi) of Section 6.07 of the Merger Agreement, (b) agree to release, or release, any Person from any obligation under any existing standstill agreement or arrangement relating to FFSW, or (c) participate in, directly or indirectly, a "solicitation" of "proxies" (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of FFSW Common Stock in connection with any vote or other action on any matter of a type described in Section 1(b), other than to recommend that stockholders of FFSW vote in favor of the adoption and approval of the Merger Agreement and the Merger and as otherwise expressly permitted by this Agreement. Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Washington Federal with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section
5. Nothing contained in this Section 5 shall prevent a Shareholder who is an officer or a member of the FFSW Board from discharging his or her fiduciary duties solely in his or her capacity as such an officer or director.

     5. Notice of Acquisitions;  Proposals  Regarding  Prohibited  Transactions.
        -----------------------------------------------------------------------
Shareholder hereby agrees to notify Washington Federal promptly (and in any event within 2 Business Days) in writing of the number of any additional shares of FFSW Common Stock or other securities of FFSW of which Shareholder acquires beneficial or record ownership on or after the date hereof. Shareholder will comply with the provisions of Section 6.07(b) of the Merger Agreement as if he, she or it were FFSW.

     6. Specific  Performance  and Remedies.  Shareholder  acknowledges  that it
        -----------------------------------
will be impossible to measure in money the damage to Washington Federal if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Washington Federal will not have an adequate remedy at law. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Washington Federal may have an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Washington Federal's seeking or obtaining such equitable relief.

     7. Term of Agreement; Termination.
        ------------------------------

               (a) The term of this Agreement shall commence on the date hereof.

               (b) This Agreement shall terminate upon the  earlier to  occur of
(i) the date, if any, of termination of the Merger Agreement in accordance with its terms, or (ii) the Effective Time of the Merger. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

     8. Stop Transfer  Order.  In  furtherance  of this  Agreement,  Shareholder
        --------------------
hereby authorizes and instructs FFSW to instruct its transfer agent to enter a stop transfer order with respect to all of Shareholder's Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 8. FFSW agrees that as promptly as practicable after the date of this Agreement it shall give such stop transfer instructions to the transfer agent for the FFSW Common Stock.

     9.  Entire  Agreement.  This  Agreement  supersedes  all prior  agreements,
         -----------------
written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     10. Notices. All notices, requests, claims, demands or other communications
         -------
hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next Business Day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Washington Federal to:

                  Washington Federal, Inc.
                  425 Pike Street
                  Seattle, WA  98101
                  Attention:   Roy Whitehead, Chairman, President
                                  and Chief Executive Officer
                  Fax:  (206) 624-2334

         With a copy to:

                  Patton Boggs LLP
                  2550 M Street, N.W.
                  Washington, D.C.  20037
                  Attention:  Norman B. Antin, Esq.
                              Jeffrey D. Haas, Esq.
                  Fax:  (202) 457-6315

         If to FFSW or Shareholder to:

                  First Federal Banc of the Southwest, Inc.
                  300 North Pennsylvania Avenue
                  Roswell, New Mexico 88201
                  Attention:  Aubrey L. Dunn, Jr., President
                                 and Chief Executive Officer
                  Fax:  (505) 627-2412


         With a copy to:

                  Luse Gorman Pomerenk & Schick, P.C.
                  5335 Wisconsin Avenue, N.W., Suite 400
                  Washington, D.C.  20015
                  Attention:  Alan Schick, Esq.
                              Gary A. Lax, Esq.
                  Fax:  (202) 362-2902

     11. Miscellaneous.
         -------------

               (a) Severability.  If any  provision of  this Agreement or the
                   ------------
application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

               (b) Capacity.  The covenants  contained  herein shall apply to
                   --------
Shareholder solely in his or her capacity as a shareholder of FFSW, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of FFSW or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director, officer or employee of FFSW.

               (c)  Counterparts.  This Agreement may be executed  in one  or
                    ------------
more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

               (d) Headings. All Section headings herein are for  convenience
                   --------
of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

               (e) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
                   ------------------------------------------------------------

                        (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the King County Superior Court of the State of Washington or, if under applicable law exclusive jurisdiction over the Litigation (as defined below) lies with the courts of the United States, any court of the United States located in the State of Washington, for any action, suit, proceeding or investigation in any court or before any Governmental Authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, any claim that he, she or it is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 12(e), that he, she or it or his, her or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

                        (ii) Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered mail, postage prepaid, to such party at his, her or its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.

                        (iii) Each of the parties hereto expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of Washington and of the United States of America; provided that consent by the parties to jurisdiction and service contained in this Section 12(e) is solely for the purpose referred to in this Section 12(e) and shall not be deemed to be a general submission to said courts or in the State of Washington other than for such purpose.

               (f) Successors and Assigns;  Third Party  Beneficiaries.  Neither
                   ---------------------------------------------------
this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.  Attorney's  Fees. The prevailing  party or parties in any  litigation,
          ----------------
arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all reasonable fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

     [13. Non-Solicitation.
          ----------------

               (a) In order that Washington Federal may have and enjoy the full benefit of ownership of FFSW and the businesses it conducts following the Effective Time, Shareholder agrees that for a period of 24 months after the Effective Date, Shareholder will not take any affirmative action to hire, attempt to hire, contact or solicit with respect to hiring, any Person who was an employee of FFSW or any affiliate of FFSW prior to the Effective Time of the Merger or becomes an employee of Washington Federal or any of its subsidiaries in connection with the Merger, or induce or otherwise counsel, advise or knowingly encourage any such Person to leave the employ of Washington Federal or any of its subsidiaries, provided that the foregoing shall not apply to any Person whose employment with Washington Federal or any of its subsidiaries terminated more than six months prior to the time Shareholder first solicited such Person for employment following the Effective Date or was involuntarily terminated by Washington Federal or any of its subsidiaries. Nothing contained in this Section 13 is intended to prohibit general advertising or general solicitation not specifically directed at employees of Washington Federal or its subsidiaries.

              (b) Shareholder acknowledges and agrees that the businesses conducted by FFSW are highly competitive, a significant portion of FFSW's competitiveness and its value as a going enterprise is derived from its workforce, and that the covenant made by Shareholder in this Section 13 is made in consideration of the payments of the Merger Consideration and as a necessary inducement for Washington Federal to enter into the Merger Agreement and consummate the transactions contemplated thereby. It is the desire and intent of the parties to this Agreement that the provisions of this Section 13 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. It is expressly understood and agreed that, although Shareholder and Washington Federal each consider the restrictions contained in this Section 13 to be reasonable, if a final determination is made by a court of competent jurisdiction or an arbitrator that any restriction contained in this Section 13 is unenforceable against any party, the provisions of this Section 13 shall be deemed amended to apply as to such maximum extent as such court may judicially determine or indicate to be enforceable. Shareholder acknowledges that breach of Section 13 would cause Washington Federal irreparable harm and consents to the entry of an injunction without bond in the event Shareholder breaches or threatens to breach Section 13.] [This Section 13 will be included only in the Agreement with George A. Rosenbaum, Jr.]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                               WASHINGTON FEDERAL, INC.


                               By:
                                        ----------------------------------------
                               Name:    Roy Whitehead
                               Title:   Chairman, President and Chief Executive
                                           Officer


                               FIRST FEDERAL BANC OF THE  SOUTHWEST, INC.



                               By:
                                        ----------------------------------------
                               Name:    Aubrey L. Dunn, Jr.
                               Title:   President and Chief Executive Officer



                               SHAREHOLDER



                               --------------------------------
                               (Signature)

                                                                       EXHIBIT I
                           SHAREHOLDER AGREEMENT


                                 Shares of
                             FFSW Common Stock
                             Beneficially Owned
                               (exclusive of
                             unexercised stock
Name of Shareholder         options or warrants)    Options on FFSW Common Stock
---------------------   ------------------------   -----------------------------

                                                                         ANNEX B


                                     FORM OF
                 AGREEMENT AND PLAN OF MERGER AND LIQUIDATION OF
                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
                           BY WASHINGTON FEDERAL, INC.


     AGREEMENT AND PLAN OF MERGER AND LIQUIDATION agreed to this ___ day of _______________ 2006, between WASHINGTON FEDERAL, INC., a Washington corporation ("Washington Federal"), and FIRST FEDERAL BANC OF THE SOUTHWEST, INC., a Delaware corporation ("FFSW").

     WHEREAS, Washington Federal owns all of the issued and outstanding capital stock of FFSW; and

     WHEREAS,  Washington Federal wishes to approve,  authorize,  and consent to
(i) the merger of FFSW with and into Washington Federal pursuant to the Delaware General Corporation Law and the Washington Business Corporation Act and (ii) the voluntary liquidation of FFSW in accordance with Section 332 of the Internal Revenue Code of 1986, as amended ("Code"), in connection with the consummation of the transactions contemplated by the related Agreement and Plan of
Reorganization, dated as of October 10, 2006, among Washington Federal, Washington Federal Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Washington Federal ("Merger Sub"), and FFSW ("Merger Agreement"); and

     WHEREAS, Merger Sub previously merged with and into FFSW pursuant to the Merger Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Washington Federal approves, authorizes, and consents to the merger and liquidation of FFSW.

     2. Following the consummation of this Agreement and Plan of Merger and Liquidation, FFSW shall be liquidated in accordance with the provisions of
Section 332 of the Code.

     3. The officers of FFSW are authorized and directed to distribute FFSW's assets (subject to its liabilities) within one year in cancellation of its stock to Washington Federal, as owner of all of its issued and outstanding stock.

     4. The officers of FFSW are further authorized and directed to take all appropriate and necessary actions to liquidate FFSW in accordance with the Code.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Liquidation to be executed by their respective duly authorized officers as of the day and year first above written.



                               FIRST FEDERAL BANC OF THE
                                 SOUTHWEST, INC.


                               By:
                                        ----------------------------------------
                               Name:    Roy Whitehead
                               Title:   President and Chief Executive Officer




                               WASHINGTON FEDERAL, INC.



                               By:
                                        ----------------------------------------
                               Name:    Roy Whitehead
                               Title:   Chairman, President and Chief Executive
                                             Officer

                                                                         ANNEX C

                               AGREEMENT OF MERGER

     Agreement of Merger, dated as of ______ ___, 2006, by and between Washington Federal Savings and Loan Association (the "Acquiror Bank) and First Federal Bank (the "Bank").

                                   WlTNESSETH:

     WHEREAS, the Bank is a federally chartered savings bank and a wholly-owned subsidiary of First Federal Banc of the Southwest, Inc. ("FFSW"); and

     WHEREAS, the Acquiror Bank is a federally chartered savings and loan association and a wholly owned subsidiary of Washington Federal, Inc., a Washington corporation ("Washington Federal"); and

     WHEREAS,  FFSW,  Washington  Federal,  and Washington Federal  Acquisition,
Inc., a wholly owned subsidiary of Washington Federal ("Merger Sub"), have entered into an Agreement and Plan of Reorganization, dated as of October 10, 2006 (the "Agreement"), pursuant to which Merger Sub will merge with and into FFSW (the "Parent Merger"); and

     WHEREAS, the Boards of Directors of Bank and the Acquiror Bank have approved, and deem it advisable to consummate the merger provided for herein in which the Bank would merge with and into the Acquiror Bank on the terms and conditions herein provided immediately following the effective time of the Parent Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements in the Agreement and herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. The Merger. Subject to the terms and conditions of this Agreement of Merger, at the Effective Time (as defined in Section 2 hereof), the separate existence of the Bank shall cease and the Bank shall merge with and into the Acquiror Bank (the "Merger") under the laws of the United States. The Acquiror Bank shall be the surviving bank of the Merger (the "Surviving Bank").

     2. Effective Time. The Merger shall become effective on the date and at the time that the Articles of Combination are filed with the Office of Thrift Supervision ("OTS"), unless a later date and time is specified as the effective time in such Articles of Combination (the "Effective Time").

     3. Charter; Bylaws. The Federal Stock Charter and Bylaws of the Acquiror Bank in effect immediately prior to the Effective Time shall be the Federal Stock Charter and Bylaws of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law.

     4. Name; Offices. The name of the Surviving Bank shall be "Washington Federal Savings and Loan Association." The main office of the Surviving Bank shall be the main office of the Acquiror Bank immediately prior to the Effective Time. All branch offices of the Bank and the Acquiror Bank which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by the Bank or the Acquiror Bank and the OTS after the date hereof. Schedule I hereto contains a list of each of the deposit taking offices of the Bank and the Acquiror Bank which shall be operated by the Surviving Bank, subject to the opening or closing of any offices which may be authorized by the Bank or the Acquiror Bank and the OTS after the date hereof.

     5. Directors and Executive Officers. Upon consummation of the Merger, until changed in accordance with the Federal Stock Charter and Bylaws of the Surviving Bank, (i) the directors of the Surviving Bank shall consist of those persons who shall be directors of the Acquiror Bank immediately prior to the Effective Time, the names and residence addresses of which are set forth on Schedule II hereto and (ii) the officers of the Surviving Bank shall be the officers of the Acquiror Bank immediately prior to the Effective Time. The directors and officers of the Surviving Bank shall hold office in accordance with the Federal Stock Charter and Bylaws of the Surviving Bank.

     6. Effects of the Merger. Upon consummation of the Merger, and in addition to the effects set forth at 12. C.F.R. ss. 552.13 and other applicable law:

          (i) all rights, franchises and interests of the Bank in and to every type of property (real, personal and mixed), tangible and intangible, and chooses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interest were held or enjoyed by the Bank immediately prior to the Effective Time;

          (ii) the Surviving Bank shall be liable for all liabilities of the Bank, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of the Bank shall be preserved unimpaired; after the Effective Time, the Surviving Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Time; and

          (iii) the home office and other offices of the Surviving Bank shall be as set forth on Schedule I hereto.

     7. Effect on Shares of Stock.

     (a) Each share of Acquiror Bank common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

     (b) At the Effective Time, each share of Bank common stock issued and outstanding prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled. Any shares of Bank common stock held in the treasury of the Bank immediately prior to the Effective Time shall be retired and canceled.

     8. Additional Actions. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of the Bank acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement of Merger, the Bank and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement of Merger; and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Bank or otherwise to take any and all such action.

     9. Counterparts. This Agreement of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

     10. Governing Law. This Agreement of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the United States.

     11. Amendment. Subject to applicable law, this Agreement of Merger may be amended, modified or supplemented only by written agreement of the Acquiror Bank and the Bank at any time prior to the Effective Time.

     12. Waiver. Any of the terms or conditions of this Agreement of Merger may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

     13. Assignment. This Agreement of Merger may not be assigned by any party hereto without the prior written consent of the other party.

     14. Termination. This Agreement of Merger shall terminate upon the termination of the Agreement in accordance with its terms. This Agreement of Merger may also be terminated at any time prior to the Effective Time by an instrument executed by the Acquiror Bank and the Bank.

     15. Procurement of Approvals. The Acquiror Bank and the Bank shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement of Merger, subject to and in accordance with the applicable provisions of the Agreement, including without limitation the preparation and submission of such applications or other filings for approval of the Merger to the OTS as may be required by applicable laws and regulations.

     16. Conditions Precedent. The obligations of the parties under this Agreement of Merger shall be subject to: (i) receipt of approval of the Merger from all governmental and banking authorities whose approval is required; (ii) receipt of any necessary regulatory approval to operate the main office and the branch offices of the Bank as offices of the Surviving Bank; and (iii) the consummation of the Parent Merger pursuant to the Agreement on or before the Effective Time.

     17. Effectiveness of Agreement. Notwithstanding anything to the contrary contained herein, the execution and delivery of this Agreement of Merger by the parties hereto shall not be deemed to be effective unless and until the requirements of 12 C.F.R. ss. 552.13 are met.

     18. Entire Agreement. Except as otherwise set forth in this Agreement of Merger and the Agreement, this Agreement of Merger (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, each of the Acquiror Bank and the Bank has caused this Agreement of Merger to be executed on its behalf by its duly authorized officers.

                               FIRST FEDERAL BANK



                               By:
                                      ------------------------------------------
                               Name:
                               Title:



                               WASHINGTON FEDERAL SAVINGS
                                   AND LOAN ASSOCIATION



                               By:
                                      ------------------------------------------
                               Name:
                               Title:

                                   Schedule I

                                   Schedule II

                                                                         ANNEX D


                             TENANT ESTOPPEL LETTER

                                __________, 2006



Washington Federal, Inc.
425 Pike Street
Seattle, WA  98101


         Re:     ___________________, as amended __________________ ("Lease") by and between ___________________ ("Landlord") and ______________
                 ("Tenant") for the premises commonly known as _________________ ("Premises")

Dear __________:

     In connection with the acquisition of First Federal Banc of the Southwest, Inc. and its subsidiaries, by Washington Federal, Inc. ("Assignee"), and the corresponding assignment of the above referenced Lease, the undersigned Tenant hereby certifies to Assignee that the following statements are true, correct and complete as of the date hereof:

     1. Tenant is the tenant under the Lease for the Premises. There have been no amendments, modifications or revisions to the Lease, and there are no agreements of any kind between Landlord and Tenant regarding the Premises, except as provided in the attached Lease.

     2. Attached hereto as Schedule A is a true, correct and complete copy of the Lease which has been duly authorized and executed by Tenant and which is in full force and effect.

     3. Tenant has accepted and is in sole possession of the Premises and is presently occupying the Premises. The Lease has not been assigned, by operation of law or otherwise, by Tenant, and no sublease, concession agreement or license, covering the Premises, or any portion of the Premises, has been entered into by Tenant. If the landlord named in the Lease is other than Landlord, Tenant has received notice of the assignment to Landlord of the landlord's interest in the Lease and Tenant recognizes Landlord as the landlord under the Lease.

     4. No rent under the Lease has been paid more than one (1) month in advance, and no other sums or security deposits have been deposited with Landlord, except in the amount of $__________. (If none, state "NONE"). Tenant is not entitled to rent concessions or free rent.

     5. All conditions and obligations of Landlord relating to completion of tenant improvements and making the Premises ready for occupancy by Tenant have been satisfied or performed and all other conditions and obligations under the Lease to be satisfied or performed by Landlord as of the date hereof have been fully satisfied or performed.
                                      D-1

     6. There exists no defense to, or right of offset against, enforcement of the Lease by Landlord. Neither Landlord nor Tenant is in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default.

     7. Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises.

     8. Except as specifically stated herein, Tenant has not been granted (a) any option to extend the term of the Lease; (b) any option to expand the Premises or to lease additional space with in the Premises; (c) any right to terminate the Lease prior to its stated expiration; or (d) any option or right of first refusal to purchase the Premises or any part thereof.

     9. Tenant acknowledges having been notified that Landlord's interest in and to the Lease has been, or will be, assigned to Assignee. Until further notice from Landlord, however, Tenant will continue to make all payments under the Lease to Landlord and otherwise look solely to Landlord for the performance of the Landlord's obligations under the Lease.

     The agreements and certifications set forth herein are made with the knowledge and intent that Assignee will rely on them in purchasing the Premises, and Assignee's successors and assigns may rely upon them for that purpose.

                                           Very truly yours,

                                           [TENANT]


                                           --------------------------------


                                           By:  ____________________________
                                           Name:  __________________________
                                           Title:  ___________________________

                                   SCHEDULE A

                                      LEASE

                                                                         ANNEX E


                            LANDLORD ESTOPPEL LETTER
                                __________, 2006



Washington Federal, Inc.
425 Pike Street
Seattle, WA  98101


     Re:  ___________________,  as amended  __________________  ("Lease") by and
          between     __________________________________________________________
          ("Landlord")    and __________________________________  ("Tenant") for
          the premises  commonly known as _________________________ ("Premises")

Dear __________:

     In connection with the acquisition of First Federal Banc of the Southwest, Inc. and its subsidiaries by Washington Federal, Inc. ("Assignee"), and the corresponding assignment of the above referenced Lease, the undersigned Landlord hereby certifies to Assignee that the following statements are true, correct and complete as of the date hereof:

     1. Tenant is the tenant under the Lease for the Premises. There have been no amendments, modifications or revisions to the Lease, and there are no agreements of any kind between Landlord and Tenant regarding the Premises, except as provided in the attached Lease.

     2. Attached hereto as Schedule A is a true, correct and complete copy of the Lease which has been duly authorized and executed by Landlord and which is in full force and effect.

     3. Tenant has accepted and is in sole possession of the Premises and is presently occupying the Premises. To the Landlord's knowledge, the Lease has not been assigned, by operation of law or otherwise, by Tenant, and no sublease, concession agreement or license, covering the Premises, or any portion of the Premises, has been entered into by Tenant.

     4. No rent under the Lease has been paid to Landlord more than one (1) month in advance, and no other sums or security deposits have been deposited with Landlord, except in the amount $__________. (If none, state "NONE"). Tenant is not entitled to rent concessions or free rent.

     5. All conditions and obligations under the Lease to be satisfied or performed by Landlord and Tenant as of the date hereof have been fully satisfied or performed.

     6. Neither Landlord nor Tenant is in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default.

     7. Landlord has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises.

     8. Except as specifically stated herein, Tenant has not been granted (a) any option to extend the term of the Lease, except as set forth in the Lease.

     The agreements and certifications set forth herein are made with the knowledge and intent that Assignee will rely on them in purchasing the Premises, and Assignee's successors and assigns may rely upon them for that purpose.

                                           Very truly yours,

                                           [LANDLORD]



                                           -------------------------------------


                                           By:
                                                  ------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------

                                   SCHEDULE A

                                      LEASE

                                                                         ANNEX F


















                     NON-COMPETE, NON-SOLICITATION AGREEMENT

                           Dated as of _____ __, 2006

                                     Between

                               AUBREY L. DUNN, JR.

                                       and

                            WASHINGTON FEDERAL, INC.

     This NON-COMPETE and NON-SOLICITATION AGREEMENT (this "Agreement") is dated as of _______ __, 2006, and which will be effective as of the Effective Time (as defined below), by and between Aubrey L. Dunn, Jr. ("Executive"), First Federal Banc of the Southwest, Inc. ("FFSW") and Washington Federal, Inc. ("Washington Federal"), a Washington corporation.

                                    RECITALS

     WHEREAS, Executive is President and Chief Executive Officer of FFSW;

     WHEREAS, FFSW, Washington Federal and Washington Federal Acquisition, Inc. ("Merger Sub") propose to enter into an Agreement and Plan of Reorganization, dated as of October 10, 2006 (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into FFSW, with FFSW as the surviving corporation (the "Merger"), and thereafter FFSW will be merged and liquidated into Washington Federal in accordance with the Agreement and an Agreement and Plan of Merger and Liquidation;

     WHEREAS, in order to induce Washington Federal to enter into the Merger Agreement and to minimize the risk that Washington Federal will lose the benefit of the goodwill and other assets being acquired by it, and to protect the trade secrets and other confidential and proprietary information of FFSW known to Executive and being acquired by Washington Federal, Executive has agreed to restrict his activities in accordance with the terms and conditions of this Agreement; and

     WHEREAS, this Agreement is subject to, and will only become effective, upon consummation of the transactions contemplated by the Merger Agreement (the "Effective Time").

     NOW,  THEREFORE,  in  consideration  of the  premises,  and other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereby agree as follows:

     1. Covenants.
        ---------

        (a)  Non-Compete.   Commencing  as  of the Effective Time and continuing
             -----------
for a period of six (6) consecutive months thereafter, Executive agrees not to compete with Washington Federal or any of its subsidiaries in any city, town or county in which FFSW has an office, determined as of the Effective Time, except as agreed to pursuant to a resolution duly adopted by the Board of Directors of Washington Federal. Executive agrees that during such period and within said area, cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other current business activities of Washington Federal or any of its subsidiaries. The parties hereto, recognizing that irreparable injury would result to Washington Federal, its business and property in the event of Executive's breach of this
Section 1(a), agree that in the event of any such breach by Executive, Washington Federal would be entitled, in addition to any other remedies and damages available to it, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, employers, employees and all persons acting for or with Executive. Nothing herein shall be construed as prohibiting

Washington Federal from pursuing any other remedies available to Washington Federal for such breach, including the recovery of damages from Executive.

        (b) Non-Solicitation.
            ----------------

                  (1) Executive agrees that as of the Effective Time, and for a period of two (2)consecutive years thereafter, he shall not, directly or indirectly, hire, attempt to hire, contact or solicit with regard to hiring any individual who, immediately prior to the Effective Time (1) is a current employee of FFSW or any affiliate of FFSW, or (2) becomes an employee of Washington Federal or any of its subsidiaries in connection with the Merger (collectively, the "Prohibited Class"), or induce or otherwise counsel, advise or knowingly encourage any such person to leave the employ of Washington Federal or any of its subsidiaries.

                  (2) Nothing contained in this Section 1(b) is intended to prohibit general advertising or general solicitation not specifically directed at the Prohibited Class.

                  (3) For purposes of this Section 1(b), Executive  shall not be prohibited from soliciting any former employees of FFSW (A) who have been terminated involuntarily by Washington Federal or its subsidiaries, or (B) whose employment with Washington Federal or its subsidiaries was voluntarily terminated at least six (6) months prior to the time Executive first solicited such person for employment following the Effective Time.

     (c)    Consideration. In  consideration  of Executive's  entering into this
            -------------
Agreement, FFSW shall pay the Executive, immediately prior to the Effective Time, the sum of Six Hundred Fifty Thousand Dollars ($650,000.00), less applicable withholding taxes.

     (d)    Reformation.  Each  party  hereto acknowledges  that  the  potential
            -----------
restrictions on Executive's  future activities  imposed by the covenants in this
Section 1 are reasonable in both duration and geographic scope and in all other respects. In the event that the provisions of this Section 1 should ever be deemed to exceed the duration or geographic limitations or scope permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations or scope, as the case may be, permitted by applicable law, and each party agrees that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

     (e)    Specific  Performance.  Executive  acknowledges  that  it  would  be
            ---------------------
impossible to determine the amount of damages that would result from any breach of any of the provisions of this Section 1 and that the remedy at law for any breach of any of such provisions would likely be inadequate and, accordingly, agrees that Washington Federal shall, in addition to any other rights or remedies which it may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain Executive from violating any of such provisions of this Agreement. In connection with any action or proceeding for such equitable or injunctive relief, Executive hereby waives any claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each such provision of this Section 1 specifically enforced against Executive, without the necessity of posting bond or other security against Executive, and consents to the entry of equitable or injunctive relief against

Executive  enjoining or restraining  any breach of any of the provisions of this
Section 1.

     2. Miscellaneous.
        -------------

        (a) Effective   Time.   This  Agreement   shall  be effective  as of the
            ----------------
Effective Time of the Merger (as defined in the Merger Agreement).

        (b) Amendment; Waiver. This Agreement shall not be  amended,  altered or
            -----------------
modified in any manner whatsoever, except by a written instrument executed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature.

        (c) Counterparts.   This   Agreement   may  be   executed in one or more
            ------------
counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

        (d) Governing Law. This Agreement shall be  deemed to be made in and  in
            -------------
all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New Mexico, without regard to the conflict of law principles thereof.

        (e) Attorney's   Fees.   The   prevailing   party   in  any  litigation,
            -----------------
arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) such Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from any Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel.

        (f)  Notices.    All   notices,   requests,   instructions   and   other
             -------
communications to be given hereunder by any party to the other shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail, postage prepaid (return receipt requested), to such party at its address set forth below or such other address as such party may specify to the other party by notice provided in accordance with this Section 2(e).

                               if to Washington Federal, to:

                               Washington Federal, Inc.
                               425 Pike Street
                               Seattle, WA 98101
                               Facsimile: (206) 624-2334
                               Attention: Roy Whitehead, President
                                             and Chief Executive Officer
                               if to Executive, to:

                               Aubrey L. Dunn, Jr.
                               P.O. Box 1047
                               Roswell, NM 88202-1047

        (g) Entire  Agreement.  This  Agreement  and the Merger  Agreement  and
            -----------------
the agreements set forth as annexes to the Merger Agreement constitute the entire agreement of the parties hereto with reference to the transactions contemplated hereby and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matter hereof.

        (h) Parties In  Interest.   This   Agreement   shall be binding upon and
            --------------------
inure solely to the benefit of each party hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be. Nothing in this Agreement, express or implied, is intended to confer upon any other person, other than parties hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        (i) Assignment.  This  Agreement  shall  not  be  assignable  by  law or
            ----------
otherwise without the prior written consent of the other party hereto; provided, however, that Washington Federal may assign any of its rights and obligations hereunder to any of its affiliates or to any other entity which may acquire all or substantially all of the assets, shares or business of Washington Federal or any of its subsidiaries or any entity with or into which Washington Federal or any of its subsidiaries may be consolidated or merged.

        (j) Captions.    The  section   and   paragraph captions herein are for
            --------
convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        (k) Severability.  Any  term  or  provision  of this  Agreement which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.



                            [signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                               WASHINGTON FEDERAL, INC.


                               By:
                                   ---------------------------------------------
                                   Name:      Roy Whitehead
                                   Title:     President and CEO



                               FIRST FEDERAL BANC
                               OF THE SOUTHWEST, INC.



                               By:
                                  ----------------------------------------------
                                  Name:
                                              ----------------------------
                                  Title:
                                              ----------------------------


                               EXECUTIVE



                               -------------------------------------------
                               Name:          Aubrey L. Dunn, Jr.

                                                                         ANNEX G

















                           NON-SOLICITATION AGREEMENT

                           Dated as of _____ __, 2006

                                     Between

                                   [Director]

                                       and

                            WASHINGTON FEDERAL, INC.

     This NON-SOLICITATION AGREEMENT (this "Agreement") is dated as of _______ __, 2006, and which will be effective as of the Effective Time (as defined below), by and between _________________ ("Director"), First Federal Banc of the Southwest, Inc. ("FFSW") and Washington Federal, Inc. ("Washington Federal"), a Washington corporation.

                                    RECITALS

     WHEREAS, Director serves on the Board of Directors of FFSW;

     WHEREAS, FFSW, Washington Federal and Washington Federal Acquisition, Inc. ("Merger Sub") propose to enter into an Agreement and Plan of Reorganization, dated as of October 10, 2006 (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into FFSW, with FFSW as the surviving corporation (the "Merger"), and thereafter FFSW will be merged and liquidated into Washington Federal in accordance with the Agreement and an Agreement and Plan of Merger and Liquidation (the "Liquidation Agreement");

     WHEREAS, in order to induce Washington Federal to enter into the Merger Agreement and to minimize the risk that Washington Federal will lose the benefit of the goodwill and other assets being acquired by it, and to protect the trade secrets and other confidential and proprietary information of FFSW known to Director and being acquired by Washington Federal, Director has agreed to restrict his activities in accordance with the terms and conditions of this Agreement; and

     WHEREAS, this Agreement is subject to, and will only become effective, upon consummation of the transactions contemplated by the Merger Agreement (the "Effective Time").

     NOW,  THEREFORE,  in  consideration  of the  premises,  and other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereby agree as follows:

     1. Covenants.
        ---------

        (a) Non-Solicitation.
            ----------------

           (1) Director agrees that as of the Effective Time, and for a period of thirty (30) consecutive months thereafter, he shall not, directly or indirectly, take any affirmative action to (A) induce or attempt to induce or
(B) following the Effective Time otherwise knowingly counsel, advise, or encourage any individual who immediately prior to the Effective Time is (1) a current employee of FFSW or any affiliate of FFSW, or (2) becomes an employee of Washington Federal or any of its subsidiaries in connection with the Merger (collectively, the "Prohibited Class"), to do any of the following:

               (i) leave the employ of Washington Federal or any of its subsidiaries or to accept employment with an employer other than Washington Federal or its subsidiaries or affiliates, or

               (ii) offer employment to or hire such person, or work for any person or entity that offers employment to or hires such person.

           (2)  Nothing   contained   in  this   Section   1(a)  is  intended to
prohibit general advertising or general solicitation not specifically directed at the Prohibited Class.

           (3) For purposes of this Section 1(a), Director shall not be prohibited from soliciting any former employees of FFSW (A) who have been involuntarily terminated by Washington Federal or any of its subsidiaries, or
(B) whose employment with Washington Federal or any of its subsidiaries was voluntarily terminated at least six (6) months after the Effective Time.

        (b) Reformation. Each  party  hereto  acknowledges  that  the  potential
            -----------
restrictions on Director's  future  activities  imposed by the covenants in this
Section 1 are reasonable in duration and in all other respects. In the event that the provisions of this Section 1 should ever be deemed to exceed the duration or scope permitted by applicable law, then such provisions shall be reformed to the maximum time or scope, as the case may be, permitted by applicable law, and each party agrees that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

        (c) Specific  Performance.  Director  acknowledges   that  it  would  be
            ---------------------
impossible to determine the amount of damages that would result from any breach of any of the provisions of this Section 1 and that the remedy at law for any breach of any of such provisions would likely be inadequate and, accordingly, agrees that Washington Federal shall, in addition to any other rights or remedies which it may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain Director from violating any of such provisions of this Agreement. In connection with any action or proceeding for such equitable or injunctive relief, Director hereby waives any claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each such provision of this Section 1 specifically enforced against Director, without the necessity of posting bond or other security against Director, and consents to the entry of equitable or injunctive relief against Director enjoining or restraining any breach of any of the provisions of this
Section 1.

     2. Miscellaneous.
        -------------

        (a) Effective Time.  This  Agreement  shall  be  effective  as  of  the
             --------------
Effective Time of the Merger (as defined in the Merger Agreement).

        (b) Amendment; Waiver. This Agreement shall not be amended, altered or
            -----------------
modified in any manner whatsoever, except by a written instrument executed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature.

        (c) Counterparts.   This   Agreement   may   be  executed in one or more
            ------------
counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

        (d) Governing Law. This Agreement  shall be deemed to  be made in and in
            -------------
all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New Mexico, without regard to the conflict of law principles thereof.

        (e) Attorney's   Fees.   The   prevailing   party  in  any   litigation,
            -----------------
arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) such Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from any Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel.

        (f) Notices.    All    notices,    requests,   instructions   and  other
            -------
communications to be given hereunder by any party to the other shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail, postage prepaid (return receipt requested), to such party at its address set forth below or such other address as such party may specify to the other party by notice provided in accordance with this Section 2(e).

                               if to Washington Federal, to:

                               Washington Federal, Inc.
                               425 Pike Street
                               Seattle, WA 98101
                               Facsimile:  (206) 624-2334
                               Attention: Roy Whitehead, President
                                             and Chief Director Officer

                               if to Director, to:

                               [Home Address]

        (g) Entire  Agreement. This Agreement and  the Merger Agreement  and the
            -----------------
agreements set forth as annexes to the Merger Agreement constitute the entire agreement of the parties hereto with reference to the transactions contemplated hereby and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matter hereof.

        (h) Parties In Interest. This Agreement shall be binding upon and  inure
            -------------------
solely to the benefit of each party hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be. Nothing in this Agreement, express or implied, is intended to confer upon any other person, other than parties hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        (i) Assignment.   This  Agreement   shall  not be  assignable  by law or
            ----------
otherwise without the prior written consent of the other party hereto; provided, however, that Washington Federal may assign any of its rights and obligations hereunder to any of its affiliates or to any other entity which may acquire all or substantially all of the assets, shares or business of Washington Federal or any of its subsidiaries or any entity with or into which Washington Federal or any of its subsidiaries may be consolidated or merged.

        (j) Captions.   The  section  and  paragraph  captions  herein  are  for
            --------
convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        (k) Severability.  Any  term  or provision  of  this  Agreement which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                            [signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                               WASHINGTON FEDERAL


                              By:
                                 ------------------------------------
                                  Name:      Roy Whitehead
                                  Title:     President and CEO



                               FIRST FEDERAL BANC
                               OF THE SOUTHWEST, INC.



                               By:
                                  -----------------------------------
                                  Name:
                                        -----------------------------
                                  Title:
                                        -----------------------------


                               DIRECTOR


                               --------------------------------------
                               Name:
                                    ---------------------------------